Exhibit 10.2

EXECUTION COPY

SALE AND SERVICING AGREEMENT

among

HYUNDAI AUTO RECEIVABLES TRUST 2015-A,
Issuer,

HYUNDAI ABS FUNDING CORPORATION,
Depositor,

HYUNDAI CAPITAL AMERICA,
Seller and Servicer,

and

CITIBANK, N.A.,
Indenture Trustee

Dated as of January 21, 2015

i	(2015-A Sale and Servicing Agreement)

Table of Contents

(continued)

ii	(2015-A Sale and Servicing Agreement)

Table of Contents

(continued)

Page

Exhibit A	Representations and Warranties of Hyundai Capital America Under Section 3.02 of the Receivables Purchase Agreement	Exh. A-1
Exhibit B	Form of Record Date Statement	Exh. B-1
Exhibit C	Form of Servicer’s Certificate	Exh. C-1
Exhibit D	Form of Indenture Trustee’s Annual Sarbanes Certification	Exh. D-1

Schedule A	Schedule of Receivables	Sched. A-1
Schedule B	Yield Supplement Overcollateralization Amount	Sched. B-1

Appendix A	Regulation AB Representations, Warranties and Covenants	App. A-1

Schedule I	Servicing Criteria To Be Addressed by Indenture Trustee in Assessment of Compliance	Sched. I-1

iii	(2015-A Sale and Servicing Agreement)

This SALE AND SERVICING AGREEMENT, dated as of January 21, 2015, among HYUNDAI AUTO RECEIVABLES TRUST 2015-A, a Delaware statutory trust (the “Issuer”), HYUNDAI ABS FUNDING CORPORATION, a Delaware corporation (the “Depositor”), HYUNDAI CAPITAL AMERICA, a California corporation, as servicer (in such capacity, the “Servicer”) and as seller (in such capacity, the “Seller”), and CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

WHEREAS, the Issuer desires to purchase a portfolio of receivables arising in connection with automobile retail installment sale contracts acquired by the Seller in the ordinary course of business and sold by the Seller to the Depositor;

WHEREAS, the Depositor is willing to sell such receivables to the Issuer; and

WHEREAS, the Servicer is willing to service such receivables.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01         Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Adjusted Pool Balance” means, (a) as of the Closing Date, an amount equal to (x) the Pool Balance as of the Cutoff Date minus (y) the Yield Supplement Overcollateralization Amount for the Closing Date and (b) for any Payment Date an amount equal to (x) the Pool Balance as of the end of the Collection Period preceding that Payment Date less (y) the Yield Supplement Overcollateralization Amount with respect to such Payment Date.

“Administration Agreement” means the Owner Trust Administration Agreement, dated as of January 21, 2015, among Hyundai Auto Receivables Trust 2015-A, Hyundai Capital America and Citibank, N.A., a national banking association, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Administrator” means Hyundai Capital America, a California corporation, and its successors in interest.

“Advance” means, as to any Payment Date, an advance made by the Servicer on such Payment Date pursuant to Section 5.08 in respect of the aggregate of all Scheduled Payments of interest which were due during the related Collection Period that remained unpaid at the end of such Collection Period.

“Agreement” means this Sale and Servicing Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

(2015-A Sale and Servicing Agreement)

“Amount Financed” means with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in the related Contract.

“Available Amounts” means, with respect to any Payment Date, the sum of the following amounts (without duplication) with respect to the related Collection Period: (i) all Collections on Receivables, (ii) the Purchased Amount of each Receivable that becomes a Purchased Receivable, (iii) Advances, (iv) Recoveries and (v) any amounts paid by the Servicer in connection with a purchase of Receivables pursuant to Section 9.01(a) hereof.

“Available Amounts Shortfall” means, with respect to any Payment Date, the positive difference, if any, of the Total Required Payment for such Payment Date minus the Available Amounts for such Payment Date.

“Basic Documents” means the Trust Agreement, the Securities Account Control Agreement, the Indenture, this Agreement, the Receivables Purchase Agreement, the Administration Agreement, the Note Depository Agreement, and other documents and certificates delivered in connection therewith.

“Business Day” means any day other than a Saturday, a Sunday or a day on which a commercial banking institution in the states of California, Delaware or New York are authorized or obligated by law or executive order to remain closed.

“Certificate” means a certificate evidencing the beneficial interest of a Certificateholder in the Trust.

“Certificateholders” has the meaning assigned to such term in the Trust Agreement.

“Class” means any one of the classes of Notes.

“Class A Noteholders” means the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Noteholder” means the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means the 0.24000% Asset Backed Notes, Class A-1, substantially in the form of Exhibit A-1 to the Indenture.

“Class A-1 Rate” means 0.24000% per annum, computed on the basis of an actual/360-day year.

2	(2015-A Sale and Servicing Agreement)

“Class A-2 Noteholder” means the Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” means the 0.68% Asset Backed Notes, Class A-2, substantially in the form of Exhibit A-2 to the Indenture.

“Class A-2 Rate” means 0.68% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class A-3 Noteholder” means the Person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Notes” means the 1.05% Asset Backed Notes, Class A-3, substantially in the form of Exhibit A-3 to the Indenture.

“Class A-3 Rate” means 1.05% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class A-4 Noteholder” means the Person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Notes” means the 1.37% Asset Backed Notes, Class A-4, substantially in the form of Exhibit A-4 to the Indenture.

“Class A-4 Rate” means 1.37% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means the 1.78% Asset Backed Notes, Class B, substantially in the form of Exhibit B to the Indenture.

“Class B Rate” means 1.78% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class C Noteholder” means the Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means the 1.98% Asset Backed Notes, Class C, substantially in the form of Exhibit C to the Indenture.

“Class C Rate” means 1.98% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class D Noteholder” means the Person in whose name a Class D Note is registered in the Note Register.

3	(2015-A Sale and Servicing Agreement)

“Class D Notes” means the 2.73% Asset Backed Notes, Class D, substantially in the form of Exhibit D to the Indenture.

“Class D Rate” means 2.73% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months.

“Closing Date” means January 21, 2015.

“CFR” means the Code of Federal Regulations.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.01 of this Agreement.

“Collection Period” means each fiscal month of the Servicer during the term of this Agreement; provided, however, that the first Collection Period is the period from but excluding the Cutoff Date through and including January 31, 2015. With respect to any Determination Date or Payment Date, the “related Collection Period” means the Collection Period preceding the fiscal month in which such Determination Date or Payment Date occurs.

“Collections” means, with respect to any Receivable and to the extent received by the Servicer after the Cutoff Date, (a) any monthly payment by or on behalf of the Obligor thereunder, (b) full or partial prepayment of that Receivable, (c) all Liquidation Proceeds and (d) any other amounts received by the Servicer which, in accordance with its customary servicing practices, would be applied to the payment of accrued interest or to reduce the Principal Balance of that Receivable; provided, however, that the term “Collections” in no event will include (i) any amounts in respect of any Receivable purchased by the Servicer, the Seller or the Depositor on a prior Payment Date or (ii) any late fees, extension fees, non-sufficient funds charges and any and all other administrative fees or similar charges allowed by applicable law with respect to any Receivable and payable to the Servicer.

“Commission” means the Securities and Exchange Commission.

“Contract” means a motor vehicle retail installment sale contract.

“Controlling Class” means with respect to any Notes that are Outstanding, the Class A Notes (voting together as a single class) so long as the Class A Notes are Outstanding, and thereafter the Class B Notes so long as any Class B Notes are Outstanding, and thereafter the Class C Notes so long as any Class C Notes are Outstanding and thereafter the Class D Notes so long as any Class D Notes are Outstanding, excluding in each case, Notes held by the Depositor, the Servicer or their affiliates.

“Conveyed Assets” has the meaning provided in Section 2.01.

“Corporate Trust Office” has the meaning set forth in the Indenture.

4	(2015-A Sale and Servicing Agreement)

“Credit and Collection Policy” means the credit and collection practices, policies and procedures of HCA from time to time.

“Cutoff Date” means the close of business on December 26, 2014.

“Dealer” means the dealer who sold a Financed Vehicle and who originated the related Receivable and assigned it to HCA pursuant to a Dealer Agreement.

“Dealer Agreement” means an agreement between HCA and a Dealer pursuant to which such Dealer sells Contracts to HCA.

“Defaulted Receivables” means any Receivable (a) on which any installment is unpaid more than sixty days past its original due date or (b) where the Servicer’s records show that the Obligor has suffered an Insolvency Event.

“Deliver” or “Delivered”: when used with respect to Trust Account Property means when the relevant steps specified below are accomplished with respect to such Trust Account Property:

(a)          if such Trust Account Property is an instrument or a certificated security (each as defined in the UCC), by (i) delivering such instrument or security certificate to the Eligible Institution then maintaining the applicable Eligible Account either registered in the name of such Eligible Institution, or indorsed, by an effective endorsement, to the Eligible Institution or in blank (provided, that no endorsement shall be required for certificated securities in bearer form), (ii) causing such Eligible Institution to maintain (on behalf of the Indenture Trustee) continuous possession of such instrument or security certificate, (iii) causing the Eligible Institution to credit such instrument or certificated security to the appropriate Eligible Account, (iv) causing the Eligible Institution to agree to treat all such instruments and certificated securities as “financial assets” (as defined in the UCC) and (v) causing the Eligible Institution to agree pursuant to a Control Agreement that it will comply with “entitlement orders” (as defined in the UCC) originated by the Indenture Trustee with respect to each security entitlement (as defined in the UCC) relating to such instruments and certificated securities without further consent by the Depositor, the Issuer or any other Person;

(b)          if such Trust Account Property is a security entitlement (as defined in the UCC), by (i) causing the Eligible Institution then maintaining the applicable Eligible Account to become the entitlement holder of such security entitlement, (ii) causing the Eligible Institution to credit such security entitlement to the appropriate Eligible Account thereby creating a securities entitlement with respect to the financial asset underlying such securities entitlement and (iii) causing the Eligible Institution to agree pursuant to a Control Agreement that it will comply with “entitlement orders” (as defined in the UCC) originated by the Indenture Trustee with respect to each security entitlement (as defined in the UCC) without further consent by the Depositor, Issuer or any other Person;

5	(2015-A Sale and Servicing Agreement)

(c)          if such Trust Account Property is an uncertificated security (as defined in the UCC), by (i) causing the Eligible Institution then maintaining the applicable Eligible Account to become the registered owner of such uncertificated security, (ii) causing such registration to remain effective, (iii) causing the Eligible Institution to credit such uncertificated security to the appropriate Eligible Account thereby creating a securities entitlement with respect to the uncertificated security, and (iv) causing the Eligible Institution to agree pursuant to a Control Agreement that it will comply with “entitlement orders” (as defined in the UCC) originated by the Indenture Trustee with respect to each security entitlement (as defined in the UCC) without further consent by the Depositor, Issuer or any other Person;

(d)          if such Trust Account Property consists of deposit accounts (as defined in the UCC) by either (i) causing the Indenture Trustee to be the customer with respect to such deposit accounts or (ii) causing the bank maintaining such deposit account to enter into a Control Agreement pursuant to which it agrees to comply with all instructions issued by the Indenture Trustee without further consent by the Depositor, Issuer or any other Person;

(e)          in the case of any general intangibles, by causing an effective financing statement naming the Issuer as debtor and the Indenture Trustee as secured party and covering such general intangibles to be filed in the location (within the meaning of Section 9-307 of the UCC) of the Issuer; and

(f)          in the case of any Trust Account Property not covered above or as an additional method of delivery for any of the foregoing, by delivering to the Indenture Trustee a legal opinion of counsel reasonably satisfactory to the Indenture Trustee specifying another method of delivery that will result in the Indenture Trustee having a valid and perfected security interest therein and by delivery in compliance with the method specified in such legal opinion.

“Depositor” means Hyundai ABS Funding Corporation, a Delaware corporation, and its successors in interest.

“Determination Date” means, with respect to each Payment Date, the tenth calendar day of the month in which such Payment Date occurs (or if such tenth day is not a Business Day, the next succeeding Business Day).

“Eligible Account” means a segregated securities account with an Eligible Institution.

“Eligible Institution” means the following:

(a)          a depository institution or trust company

(i)          whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated “F-1” by Fitch and “A1+” by Standard & Poor’s, if the deposits are to be held in the account for 30 days or less, or

(ii)         whose long-term unsecured debt obligations are rated at least “AA-” by Fitch and “AA-” by Standard & Poor’s, if the deposits are to be held in the account more than 30 days, or

6	(2015-A Sale and Servicing Agreement)

(b)          a segregated trust account or accounts maintained in the trust department of a federal or state-chartered depository institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), so long as the long-term unsecured debt of such depository institution shall have a credit rating from Standard and Poor’s of at least “BBB”, if it is a Rating Agency, or

(c)          any other institution with respect to which the Rating Agency Condition shall be satisfied (other than with respect to Standard & Poor’s, but with satisfaction of the Rating Agency Notification with respect to Standard & Poor’s if Standard & Poor’s is rating any Outstanding Class of Notes).

Provided, that any Eligible Institution’s deposits shall be insured by the Federal Deposit Insurance Corporation; provided, further, that a foreign financial institution shall be deemed to satisfy the forgoing proviso if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)).

“Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form and that evidence:

(a)          direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b)          demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

(c)          commercial paper (including commercial paper of any affiliate of Depositor, the Servicer, the Indenture Trustee or the Owner Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

(d)          investments in money market funds (including funds for which the Depositor, the Servicer, the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor) having a rating from each Rating Agency in the highest investment category granted thereby for such obligations;

7	(2015-A Sale and Servicing Agreement)

(e)          bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)          repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; or

(g)          any other investment with respect to which the Rating Agency Condition is satisfied (other than with respect to Standard & Poor’s, but with satisfaction of the Rating Agency Notification with respect to Standard & Poor’s if Standard & Poor’s is rating any Outstanding Class of Notes).

“Eligible Servicer” means Hyundai Capital America or any other Person that at the time of its appointment as Servicer (a) is servicing a portfolio of motor vehicle retail installment sale contracts or motor vehicle installment loans, (b) is legally qualified and has the capacity to service the Receivables, (c) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts or motor vehicle installment loans similar to the Receivables with reasonable skill and care and (iv) has a minimum net worth of $100,000,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Servicer with respect to the Issuer under the Exchange Act.

“Financed Vehicle” means a new or used automobile, light-duty truck or minivan, together with all accessions thereto, securing an Obligor’s indebtedness under the related Contract.

“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount, not less than zero, equal to the result of (a) the aggregate outstanding principal amount of the Class A Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes on that preceding Payment Date), minus (b) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date; provided that the First Priority Principal Distribution Amount on and after the Stated Maturity Date of a Class of Class A Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class A Notes and all earlier maturing classes of Class A Notes to zero.

“Fitch” means Fitch Ratings, Inc., and its successors.

“Form 10-D Disclosure Item” means, with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

8	(2015-A Sale and Servicing Agreement)

“HCA” means Hyundai Capital America, a California corporation, and its successors.

“Indenture” means the Indenture, dated as of January 21, 2015, between the Issuer and the Indenture Trustee, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Initial Class A-1 Note Balance” means $238,000,000.

“Initial Class A-2 Note Balance” means $400,000,000.

“Initial Class A-3 Note Balance” means $400,000,000.

“Initial Class A-4 Note Balance” means $128,230,000.

“Initial Class B Note Balance” means $22,680,000.

“Initial Class C Note Balance” means $34,020,000.

“Initial Class D Note Balance” means $27,720,000.

“Initial Pool Balance” means, an amount equal to the aggregate Principal Balance of the Receivables as of the Cutoff Date.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Interest Period” means, with respect to the Class A-1 Notes, the period from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Interest Period, the Closing Date) to but excluding the current Payment Date and, with respect to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, the period from and including the 15th day of the calendar month (or, in the case of the first Interest Period, from and including the Closing Date) to but excluding the 15th day of the current calendar month.

9	(2015-A Sale and Servicing Agreement)

“Investment Earnings” means, with respect to any Payment Date, any investment earnings (net of losses and investment expenses) on amounts on deposit in a Trust Account.

“Issuer” means Hyundai Auto Receivables Trust 2015-A.

“Item 1119 Party” means the Seller, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee, any underwriter of the Notes, and any other material transaction party identified by the Servicer to the Indenture Trustee and the Owner Trustee in writing.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Liquidated Receivable” means a Receivable with respect to which the earliest of the following shall have occurred: (a) the related Financed Vehicle has been repossessed and liquidated, (b) the related Financed Vehicle has been repossessed for 30 days or more and has not yet been liquidated, (c) the end of the Collection Period in which the Receivable becomes more than 120 days past due, or (d) the Servicer has determined in accordance with its collection policies that all amounts that it expects to receive with respect to the Receivable have been received.

“Liquidation Proceeds” means, with respect to any Liquidated Receivable, all proceeds of the liquidation of such Liquidated Receivable, net of the sum of any out-of-pocket expenses of the Servicer reasonably allocated to the auction, repossession, transport, reconditioning and liquidation and any amounts required by law to be remitted or allocated to the account of the Obligor on such Liquidated Receivable.

“Note Balance” means, as of any date of determination, an amount equal to (a) the sum of (i) the Initial Class A-1 Note Balance, (ii) the Initial Class A-2 Note Balance, (iii) the Initial Class A-3 Note Balance, (iv) the Initial Class A-4 Note Balance, (v) the Initial Class B Note Balance, (vi) the Initial Class C Note Balance and (vii) the Initial Class D Note Balance less (b) all amounts distributed to Noteholders on or prior to such date and allocable to principal thereon.

“Note Pool Factor” means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment Date) divided by the original Outstanding Amount of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the Outstanding Amount of such Class of Notes.

“Noteholders” means the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders.

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“Notes” means the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Obligor” means a Person who obtained installment credit for the purchase of a Financed Vehicle the terms of which are evidenced by a Contract, and any other Person obligated to make payments thereunder.

“Officers’ Certificate” means a certificate signed by (a) the chairman of the board, any vice president, the controller or any assistant controller and (b) the president, a treasurer, assistant treasurer, secretary or assistant secretary of the Depositor or the Servicer, as appropriate.

“Opinion of Counsel” means one or more written opinions of counsel, who may be an employee of or counsel to the Issuer, Seller or the Servicer, which counsel shall be reasonably acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable, and which shall be addressed to the Owner Trustee and the Indenture Trustee.

“Other Assets” means any assets (or interests therein) (other than the Trust Estate) conveyed or purported to be conveyed by the Depositor to another Person or Persons other than the Issuer, whether by way of a sale, capital contribution or by virtue of the granting of a lien.

“Outstanding Amount” means, as of any date of determination, the aggregate principal amount of a Class of Notes outstanding as of such date of determination.

“Owner Trustee” means Wilmington Trust, National Association, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

“Payment Date” means, with respect to each Collection Period, the 15th day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on February 17, 2015.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Pool Balance” means, with respect to any Payment Date, an amount equal to the aggregate Principal Balance of the Receivables at the end of the related Collection Period, after giving effect to all payments of principal received from Obligors and Purchased Amounts to be remitted by the Servicer for such Collection Period and reduction to zero of the aggregate outstanding Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period.

“Principal Balance” means, as of any time with respect to any Receivable, the principal balance of such Receivable as of the close of business on the last day of the preceding Collection Period under the terms of the Receivable determined in accordance with the customary servicing practices.

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“Principal Distribution Amount” means, with respect to any Payment Date, an amount equal to the sum of the First Priority Principal Distribution Amount, Second Priority Principal Distribution Amount, Third Priority Principal Distribution Amount and Regular Principal Distribution Amount.

“Purchased Amount” means, with respect to any Receivable that became a Purchased Receivable, the unpaid principal balance owed by the Obligor thereon plus interest on such amount at the applicable APR to the last day of the Collection Period of repurchase.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by or on behalf of the Servicer pursuant to Section 4.07 of this Agreement or by or on behalf of the Seller pursuant to Section 3.03 of this Agreement or Section 7.02 of the Receivables Purchase Agreement.

“Rating Agency” means Fitch or Standard & Poor’s, as the context may require. If none of Fitch, Standard & Poor’s or a successor thereto remains in existence, “Rating Agency” shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Depositor and, written notice of which designation shall be given to the Owner Trustee, the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have been given 10 days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall not have notified the Issuer or the Indenture Trustee in writing that such action will result in a reduction, withdrawal or down-grade of the then-current rating of each class of Notes.

“Rating Agency Notification” means with respect to any action, that each Rating Agency shall have been given prior written notice of such action.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance thereof over the portion of related Liquidation Proceeds allocable to principal.

“Receivable” means any Contract listed on Schedule A (which Schedule may be in the form of microfiche).

“Receivable Files” means the following documents with respect to each Financed Vehicle:

(i)          the fully executed original of each Receivable (together with any agreements modifying each such Receivable, including any extension agreement);

(ii)         the original credit application, or a copy thereof, fully executed by each Obligor thereon;

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(iii)        the original certificate of title or such other documents evidencing the security interest of the Seller in the related Financed Vehicle; and

(iv)        any and all other documents that the Servicer shall have kept on file in accordance with its customary procedures relating to Receivables, Obligors or Financed Vehicles.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of January 21, 2015, between the Seller and the Depositor, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Record Date” means, as to any Payment Date, the day immediately preceding such Payment Date.

“Recoveries” means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof (other than Liquidation Proceeds), from whatever source, net of the sum of any amounts expended (and not otherwise reimbursed) by the Servicer for the account of the Obligor and any amounts required by law to be remitted or allocated to the account of the Obligor.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount no less than zero equal to (1) the excess, if any, of (a) the aggregate outstanding principal amount of the Notes immediately preceding such Payment Date over (b)(i) the Adjusted Pool Balance as of the last day of the related Collection Period minus (ii) the Target Overcollateralization Amount with respect to such Payment Date minus (2) the First Priority Principal Distribution Amount minus (3) the Second Priority Principal Distribution Amount minus (4) the Third Priority Principal Distribution Amount; provided, however, that the Regular Principal Distribution Amount shall not exceed the Note Balance on such Payment Date (after giving effect to any principal payments made on the Notes on such Payment Date in respect of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Third Priority Principal Distribution Amount, if any); and provided further, that the Regular Principal Distribution Amount on or after the Class D Stated Maturity Date shall not be less than the amount that is necessary to reduce the Outstanding Balance of the Class D Notes to zero.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518. 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

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“Reportable Event” means any event required to be reported on Form 8-K of the Issuer, and in any event, the following:

(a)          entry into a material definitive agreement related to the Issuer or the Notes or an amendment to a Basic Document (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)          termination of a Basic Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement) (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)          with respect to the Servicer only, the occurrence of a Servicer Termination Event;

(d)          an Event of Default under the Indenture;

(e)          the resignation, removal, replacement, or substitution of the Indenture Trustee or the Owner Trustee; and

(f)          with respect to the Indenture Trustee only, a required distribution to holders of the Notes is not made as of the required Payment Date under the Indenture.

“Reserve Account” means the account designated as such, established by the Issuer and maintained by the Indenture Trustee pursuant to Section 5.01(a)(ii).

“Reserve Account Deposit” means $3,150,282.53.

“Reserve Account Required Amount” means, with respect to any Payment Date, an amount equal to 0.25% of the Adjusted Pool Balance as of the Cutoff Date; provided, however, that in no event shall the Reserve Account Required Amount on any Payment Date be more than the aggregate Outstanding Amount of the Notes on such Payment Date (after giving effect to the allocation of principal payments on such Payment Date).

“Reserve Account Withdrawal Amount” means, with respect to each Payment Date, the lesser of (x) the Available Amounts Shortfall with respect to such Payment Date and (y) and the amount on deposit in the Reserve Account on such Payment Date.

“Responsible Officer” means (a) with respect to the Servicer, the chief financial officer, the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, or any assistant secretary of the Servicer and (b) with respect to the Indenture Trustee, as defined in the Indenture.

“Scheduled Payment” means, with respect to each Receivable, the scheduled monthly payment amount set forth in the related Contract and required to be paid by the Obligor during each Collection Period.

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“Second Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (a) an amount equal to (i) the sum of the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (b) the First Priority Principal Distribution Amount; provided that the Second Priority Principal Distribution Amount on and after the Class B Maturity Date shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class B Notes to zero.

“Securities” means the Notes and the Certificates.

“Securities Account Control Agreement” means the Securities Account Control Agreement dated as of January 21, 2015 between the Trust, the Indenture Trustee and the Securities Intermediary, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means Citibank, N.A., in its capacity as the securities intermediary in the Securities Account Control Agreement.

“Securityholders” means the Noteholders and/or the Certificateholders, as the context may require.

“Seller” means HCA and its successors in interest as seller of the Receivables to the Depositor pursuant to the Receivables Purchase Agreement.

“Servicer” means HCA, as the servicer of the Receivables, and each successor to HCA (in the same capacity) pursuant to Section 7.03 or 8.03.

“Servicer Termination Event” has the meaning set forth in Section 8.01.

“Servicer’s Certificate” means a certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit C.

“Servicing Fee” means, for any Payment Date, the product of (A) one-twelfth (or, in the case of the first payment date, 34/360), (B) the Servicing Fee Rate and (C) the aggregate Principal Balance of the Receivables as of the first day of the related Collection Period (or, in the case of the first Payment Date, as of the Cutoff Date).

“Servicing Fee Rate” means 1.00% per annum.

“Simple Interest Method” means the method of allocating the monthly payments received with respect to a Receivable to interest in an amount equal to the product of (a) the applicable APR, (b) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment was made under such Receivable and (c) the Outstanding Amount of such Receivable, and allocating the remainder of each such monthly payment to principal.

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“Simple Interest Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Stated Maturity Date” means, for each class of Notes, the respective date set forth opposite such class of Notes in the table below or, if such date is not a Business Day, the next succeeding Business Day:

Class	Stated Maturity Date
Class A-1 Notes	January 15, 2016
Class A-2 Notes	October 16, 2017
Class A-3 Notes	April 15, 2019
Class A-4 Notes	July 15, 2020
Class B Notes	July 15, 2020
Class C Notes	July 15, 2020
Class D Notes	June 15, 2021

“Target Overcollateralization Amount” means, with respect to any Payment Date, 1.50% of the Adjusted Pool Balance as of the Cutoff Date.  Notwithstanding the foregoing, the Target Overcollateralization Amount shall not exceed the Adjusted Pool Balance on such Payment Date.

“Third Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero equal to (a) an amount equal to (i) the sum of the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on that preceding Payment Date), minus (ii) the Adjusted Pool Balance at the end of the Collection Period preceding that Payment Date, minus (b) the First Priority Principal Distribution Amount and Second Priority Distribution Amount; provided that the Third Priority Principal Distribution Amount on and after the Class C Maturity Date shall not be less than the amount that is necessary to reduce the Outstanding Amount of the Class C Notes to zero.

“Total Required Payment” means (a) with respect to any Payment Date prior to the occurrence of an “Event of Default” under the Indenture which has resulted in the acceleration of the Notes, the sum of (i) the Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods, (ii) unreimbursed Advances, (iii) the accrued and unpaid interest on the Notes, (iv) an amount equal to the lesser of (x) the change in the Adjusted Pool Balance during the related Collection Period and (y) the Principal Distribution Amount and (v) on or after the stated Maturity Date of any class of Notes, an amount necessary to reduce the Outstanding Amount of such class of Notes to zero, and (b) with respect to any Payment Date following the occurrence and during the continuation of an “Event of Default” under the Indenture which has resulted in an acceleration of the Notes, until the Payment Date on which the Outstanding Amount of all the Notes has been paid in full, the sum of (i) the specified amounts payable to the Indenture Trustee, (ii) the Servicing Fee for the related Collection Period and all unpaid Servicing Fees from prior Collection Periods, (iii) unreimbursed Advances, (iv) the accrued and unpaid interest on the Notes and (v) the amount necessary to reduce the Outstanding Amount of all of the Notes to zero.

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“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account and all proceeds of the foregoing.

“Trust Accounts” shall mean the Collection Account and the Reserve Account.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of January 21, 2015, among the Depositor, the Administrator and the Owner Trustee, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Trust Officer” means, in the case of the Indenture Trustee or any Officer within the Corporate Trust Office of the Indenture Trustee, as the case may be, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Indenture and, with respect to the Owner Trustee, any officer of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee.

“UCC” means the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Yield Supplement Overcollateralization Amount” means with respect to any Payment Date, the dollar amount set forth next to such Payment Date on Schedule B hereto.

Section 1.02         Other Definitional Provisions.

(a)          Capitalized terms used herein that are not otherwise defined has the meanings ascribed thereto in the Indenture or, if not defined therein, in the Trust Agreement.

(b)          All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)          As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

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(d)          The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; “or” shall include “and/or”; and the term “including” shall mean “including without limitation”.

(e)          The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f)          Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II.

CONVEYANCE OF RECEIVABLES

Section 2.01         Conveyance of Receivables. In consideration of the Issuer’s delivery to or upon the order of the Depositor of approximately $1,244,855,655.69, the Certificates and such other amounts to be distributed to the Depositor on the Closing Date, the Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Depositor set forth herein), all right, title and interest of the Depositor in and to:

(a)          the Receivables and all moneys received thereon after the Cutoff Date;

(b)          the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Depositor in such Financed Vehicles;

(c)          any Liquidation Proceeds and any other proceeds from claims on any physical damage, credit, life or disability insurance policies covering the Financed Vehicles or the related Obligors, including any vendor’s single interest or other collateral protection insurance policy;

(d)          any property that shall have secured a Receivable and shall have been acquired by or on behalf of the Depositor, the Servicer or the Trust;

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(e)          all documents and other items contained in the Receivable Files;

(f)          all of the Depositor’s rights (but not its obligations) under the Receivables Purchase Agreement;

(g)          all right, title and interest in the Trust Accounts and all funds, securities or other assets credited from time to time to the Trust Accounts and in all investments therein and proceeds thereof (including all Investment Earnings with respect to the Reserve Account);

(h)          any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement; and

(i)          the proceeds of any and all of the foregoing (collectively, with the assets listed in clauses (a) through (h) above, the “Conveyed Assets”).

The Depositor and the Issuer agree that the purchase price for the Conveyed Assets sold by the Depositor to the Issuer represents fair market value for the Conveyed Assets. It is the intention of the Depositor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Conveyed Assets from the Depositor to the Trust and the beneficial interest in and title to the Receivables and the related property shall not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. In the event that, notwithstanding the intent of the Depositor, the transfer and assignment contemplated hereby is held not to be a sale or is otherwise not effective to sell the Conveyed Assets, this Agreement shall constitute a grant by the Depositor to the Issuer of a security interest in all Conveyed Assets and all accounts, money, chattel paper, securities, instruments, documents, deposit accounts, uncertificated securities, general intangibles, contract rights, goods and other property consisting of, arising from or relating to such Conveyed Assets, for the benefit of the Securityholders.

ARTICLE III.

THE RECEIVABLES

Section 3.01         Representations and Warranties of the Seller.

(a)          The Seller has made each of the representations and warranties set forth in Exhibit A hereto under the Receivables Purchase Agreement and has consented to the assignment by the Depositor to the Issuer of the Depositor’s rights with respect thereto. Such representations and warranties speak as of the respective dates set forth therein, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge of such Receivables to the Indenture Trustee. Pursuant to Section 2.01 of this Agreement, the Depositor has sold, assigned, transferred and conveyed to the Issuer, as part of the assets of the Issuer, its rights under the Receivables Purchase Agreement, including the representations and warranties of the Seller therein as set forth in Exhibit A, upon which representations and warranties the Issuer relies in accepting the Receivables and delivering the Securities, together with all rights of the Depositor with respect to any breach thereof, including the right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section shall survive the sale and delivery of the Receivables to the Issuer.

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(b)          The Seller hereby agrees that the Issuer shall have the right to enforce any and all rights under the Receivables Purchase Agreement assigned to the Issuer herein, including the right to cause the Seller to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Exhibit A, directly against the Seller as though the Issuer were a party to the Receivables Purchase Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Depositor.

Section 3.02         Representations and Warranties of the Depositor. The Depositor makes the following representations and warranties, on which the Issuer relies in accepting the Receivables and delivering the Securities. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables by the Depositor to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a)          This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Depositor.

(b)          Each Receivable constitutes “chattel paper” within the meaning of the UCC.

(c)          Immediately upon the transfer thereof from the Depositor to the Issuer pursuant to this Agreement, the Issuer shall have good and marketable title to each Receivable, free and clear of any Lien of any Person.

(d)          The Depositor has caused, or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdiction under the applicable UCC in order to perfect the security interest in the Receivables granted to the Issuer under this Agreement.

(e)          Other than the security interest granted to the Issuer pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral describing the Receivables other than any financing statement relating to the security interest granted to the Issuer under this Agreement. The Depositor is not aware of any judgment or tax lien filings against the Depositor.

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(f)          The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer, except for such marks or notations indicating that they have been pledged, assigned or otherwise conveyed (i) to the Depositor or the Indenture Trustee in accordance with the Basic Documents, (ii) pursuant to the Amended and Restated Loan and Security Agreement, dated as of May 10, 2012, among Hyundai HK Funding, LLC, as the borrower, Hyundai Capital America, as the servicer, each of the commercial paper conduits from time to time party thereto, as the conduit lenders, each of the financial institutions from time to time party thereto, as the committed lenders, each of the financial institutions from time to time party thereto, as the group agents and JPMorgan Chase Bank, N.A., as the administrative agent, on behalf of the secured parties, as the same may be further amended, restated, supplemented or otherwise modified from time to time or (iii) to HCA in accordance with Dealer Agreements. All financing statements filed or to be filed against the Depositor in favor of the Issuer in connection with this Agreement describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as provided in the Sale and Servicing Agreement, will violate the rights of the Issuer.”

Section 3.03         Repurchase upon Breach. Upon discovery by any party hereto of a breach of any of the representations and warranties set forth in part (b) of Exhibit A at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided that the failure to give such notice shall not affect any obligation of the Seller hereunder. If the Seller does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if the Seller elects, an earlier date) after the date that the Seller became aware or was notified of such breach, then the Seller shall purchase any Receivable materially and adversely affected by such breach from the Issuer on the Payment Date following the end of such Collection Period. Any such purchase by the Seller shall be at a price equal to the Purchased Amount. In consideration for such repurchase, the Seller shall make (or shall cause to be made) a payment to the Issuer equal to the Purchased Amount by depositing such amount into the Collection Account in accordance with Section 5.04 on such Payment Date. Upon payment of such Purchased Amount by the Seller, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Seller or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the right to cause the Seller to purchase (or to enforce the obligations of Seller under the Receivables Purchase Agreement to purchase) any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Noteholders, the Owner Trustee, the Certificateholders and the Indenture Trustee. Neither the Owner Trustee nor the Indenture Trustee will have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 3.03.

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ARTICLE IV.

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 4.01         Duties of Servicer. The Servicer, for the benefit of the Issuer and the Indenture Trustee, shall manage, service, administer and make collections on the Receivables and perform the other actions required of the Servicer under this Agreement. The Servicer shall service the Receivables in accordance with its customary servicing practices, using the degree of skill and attention that the Servicer exercises with respect to all other comparable motor vehicle receivables that it services for itself and others. The Servicer’s duties shall include the collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment statements to Obligors, reporting any required tax information to Obligors, monitoring the Collateral, accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and performing the other duties specified herein. The Servicer also shall administer and enforce all rights of the holder of the Receivables under the Receivables and the Dealer Agreements to the extent and in a manner consistent with its customary practices. To the extent consistent with the standards, policies and procedures otherwise required hereby and the Credit and Collection Policy, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 4.02, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Receivables and with respect to the Financed Vehicles. The Servicer is not required under the Basic Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivable or the Basic Documents for funds to be, and no funds shall be, held in trust for an Obligor. No payments or disbursements shall be made by the Servicer on behalf of an Obligor. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, the Indenture Trustee, the Owner Trustee, the Certificateholders or the Noteholders, a legal proceeding to enforce a Receivable pursuant to Section 4.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in any such legal proceeding in its own name, the Indenture Trustee or the Issuer shall thereupon be deemed to have automatically assigned the applicable Receivable to the Servicer solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee or the Issuer to execute and deliver in the Indenture Trustee’s or the Issuer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee and the Indenture Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

Section 4.02         Collection of Receivable Payments; Modifications of Receivables.

(a)          Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

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(b)          Subject to Section 4.06, the Servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments on a Receivable in accordance with its customary servicing practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period prior to the Class D Stated Maturity Date or (ii) reduces the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law, it will promptly purchase such Receivable in the manner provided in Section 4.07.

(c)          The Servicer may, but is not required to, make any advances of funds or guarantees regarding collections, cash flows or distributions. Payments on the Receivables, including payoffs made in accordance with the related documentation for such Receivables, shall be posted to the Servicer’s Obligor records in accordance with the principal, interest or other items in accordance with the related documentation for such Receivables.

(d)          Subject to the provisions of Section 4.02(b), the Servicer and its Affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to Obligors with respect to the Receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the Servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the Receivables, prepayments or faster or slower timing of the payment of the Receivables.

(e)          Notwithstanding anything in this Agreement to the contrary, the Servicer may refinance any Receivable and deposit the full Principal Balance of such Receivable into the Collection Account. The receivable created by such refinancing shall not be property of the Issuer. The Servicer and its Affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a Receivable upon the death or disability of the Obligor or any casualty with respect to the Financed Vehicle.

(f)          Records documenting collection efforts shall be maintained during the period a Receivable is delinquent in accordance with the Credit and Collection Policy. Such records shall be maintained on at least a periodic basis that is not less frequent than as set forth in the Credit and Collection Policy, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment) in accordance with the Credit and Collection Policy.

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Section 4.03         Realization upon Receivables. Consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, the Servicer shall use reasonable efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer shall have determined that eventual payment in full is unlikely; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would not be greater than the expense of such repossession. In repossessing or otherwise converting the ownership of a Financed Vehicle and liquidating a Receivable, the Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.01, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize upon a Receivable; provided, however, that in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its reasonable judgment that such repair or repossession shall increase the related Liquidation Proceeds by an amount materially greater than the expense for such repair or repossession. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of the sale of such Financed Vehicle, any deficiency obtained from the related Obligor or any amounts received from recourse to the related Dealer.

Section 4.04         [Reserved.]

Section 4.05         Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The provisions set forth in this Section are the sole requirements under the Basic Documents with respect to the maintenance of collateral or security on the Receivables. It is understood that the Financed Vehicles are the collateral and security for the Receivables, but that the certificate of title with respect to a Financed Vehicle does not constitute collateral and merely evidences such security interest. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle, or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which such Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuer, the Servicer hereby agrees that the designation of HCA as the secured party on the certificate of title is in its capacity as agent of the Issuer.

Section 4.06         Covenants of Servicer. By its execution and delivery of this Agreement, the Servicer hereby covenants as follows (upon which covenants the Issuer, the Indenture Trustee and the Owner Trustee rely in accepting the Receivables and delivering the applicable Securities):

(a)          Liens in Force. The Servicer will not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its customary servicing practices, (ii) in connection with repossession and sale of the Financed Vehicle or (iii) as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle;

(b)          No Impairment. The Servicer shall do nothing to impair the rights of the Trust in the property of the Trust;

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(c)          No Amendments. The Servicer shall (i) not extend the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period prior to the Class D Stated Maturity Date; or (ii) reduce the APR or unpaid principal balance with respect to any Receivable other than as required by applicable law.

(d)          Safekeeping. The Servicer, in its capacity as custodian, shall hold, or cause its agent to hold, the Receivable Files for the benefit of the Issuer and the Indenture Trustee in accordance with its customary servicing practices.

Section 4.07         Purchase of Receivables Upon Breach. Upon discovery by any party hereto of a breach of any of the covenants set forth in Section 4.02, 4.03, 4.05 or 4.06 which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such breach shall give prompt written notice thereof to the other parties hereto; provided that the failure to give such notice shall not affect any obligation of the Servicer under this Section 4.07. If the Servicer does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer became aware or was notified of such breach, then the Servicer shall purchase any Receivable materially and adversely affected by such breach from the Issuer on the Payment Date following the end of such Collection Period. Any such purchase by the Servicer shall be at a price equal to the Purchased Amount. In consideration for such repurchase, the Servicer shall make (or shall cause to be made) a payment to the Issuer equal to the Purchased Amount by depositing such amount into the Collection Account in accordance with Section 5.04 on such Payment Date. Upon payment of such Purchased Amount by the Servicer, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as shall be reasonably necessary to vest in the Servicer or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the obligation of the Servicer to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Issuer, the Owner Trustee, the Certificateholders, the Noteholders and the Indenture Trustee.

Section 4.08         Servicing Fee. The Servicing Fee shall be payable to the Servicer on each Payment Date. The Servicing Fee shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. In addition, the Servicer will be entitled to retain all late fees, extension fees, non-sufficient funds charges and any and all other administrative fees and expenses or similar charges allowed by applicable law with respect to any Receivable. The Servicer also will be entitled to receive investment earnings (net of investment losses and expenses) on funds deposited in the Collection Account during each Collection Period. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to the Owner Trustee and the Indenture Trustee). The Servicer shall be required to pay all of the Indenture Trustee’s fees, expenses, reimbursements and indemnifications.

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Section 4.09         Servicer’s Certificate. The Servicer shall prepare and deliver to the Owner Trustee, the Indenture Trustee, and the Depositor, with a copy to each Rating Agency, on or before the second Business Day prior to each Payment Date a Servicer’s Certificate containing all information necessary to make the distributions to be made on the related Payment Date pursuant to Section 5.05 for the related Collection Period and such Servicer’s Certificate shall be certified by a Responsible Officer of the Servicer to the effect that the information provided is complete and no Servicer Termination Events have occurred. If any defaults have occurred, such Servicer’s Certificate will provide an explanation of such Servicer Termination Events. Receivables to be purchased by the Servicer or to be repurchased by the Seller and each Receivable that became a Liquidated Receivable shall be identified by the Servicer by account number with respect to such Receivable (as specified in the applicable Schedule of Receivables). At the sole option of the Servicer, each Servicer’s Certificate may be delivered in electronic or hard copy format.

Section 4.10         Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a)          The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, and each Rating Agency, within 120 days after the end of the Servicer’s fiscal year (or, in the case of the first such certificate, not later than April 30, 2016), an Officer’s Certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period in the case of the first such Officer’s Certificate) and of the performance of its obligations under this Agreement has been made under such officer’s supervision and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b)          The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, and each Rating Agency, promptly after having obtained knowledge thereof, written notice in an Officer’s Certificate of any event that with the giving of notice or lapse of time or both would become a Servicer Termination Event under Section 8.01. Except to the extent set forth in this Section 4.10(b) and Sections 4.09 and 8.04 of this Agreement and Sections 3.07, 3.19 and 5.01 of the Indenture, the Basic Documents do not require any policies or procedures to monitor any performance or other triggers and events of default.

Section 4.11         Compliance with Regulation AB. The Servicer agrees to perform all duties and obligations applicable to or required of the Issuer set forth in Appendix A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.

Section 4.12         Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Owner Trustee, the Indenture Trustee and the Certificateholders reasonable access to the documentation regarding the Receivables and the related Trust property. The Servicer will provide such access to any Noteholder only in such cases where the Servicer shall be required by applicable statutes or regulations to permit a Noteholder to review such documentation. In each case, access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

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Section 4.13         Term of Servicer. The Servicer hereby covenants and agrees to act as Servicer under, and for the term of, this Agreement, subject to the provisions of Sections 7.03 and 7.06.

Section 4.14         Annual Independent Accountants’ Report. For so long as the Issuer is subject to the reporting requirements under the Exchange Act, the Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or its Affiliates, to deliver to the Owner Trustee, the Indenture Trustee, and each Rating Agency, within 120 days after the end of each fiscal year (or, in the case of the first such report, not later than April 30, 2016), a report addressed to the Board of Directors of the Servicer, the Owner Trustee, and the Indenture Trustee, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that (a) such audit was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances and (b) the firm is independent of the Depositor and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Section 4.15         Reports to the Commission. The Servicer shall, or shall cause the Depositor to, on behalf of the Issuer, execute and cause to be filed with the Commission any periodic reports required to be filed with respect to the issuance of the Notes under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. The Depositor shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings.

Section 4.16         Compensation of Indenture Trustee. The Servicer will:

(a)          pay the Indenture Trustee (and any separate trustee or co-trustee appointed pursuant to Section 6.11 of the Indenture (a “Separate Trustee”)) from time to time reasonable compensation for all services rendered by the Indenture Trustee or Separate Trustee, as the case may be, under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)          except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee or any Separate Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Separate Trustee, as the case may be, in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

(c)          indemnify the Indenture Trustee and any Separate Trustee and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture and the other Basic Documents, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

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(d)          indemnify the Owner Trustee and its agents, successors, assigns and servants in accordance with Section 8.02 of the Trust Agreement to the extent that amounts thereunder have not been paid pursuant to Section 5.05 of this Agreement.

ARTICLE V.

DISTRIBUTIONS; STATEMENTS TO SECURITYHOLDERS

Section 5.01         Accounts.

(a)          (i)          On or prior to the Closing Date, the Servicer shall establish, or cause to be established, an account with and in the name of the Indenture Trustee (the “Collection Account”), which shall be maintained as an Eligible Account and shall bear a designation clearly indicating that the amounts deposited thereto are held for the benefit of the Noteholders.

(ii)         The Issuer, for the benefit of the Noteholders, shall cause the Servicer to establish with and maintain in the name of the Indenture Trustee an Eligible Account (the “Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

(iii)        [Reserved.]

(iv)        Funds on deposit in the Reserve Account, shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer; provided, however, that if the Servicer fails to select any Eligible Investment, such funds shall remain uninvested. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and/or the Certificateholders, as applicable. Unless the Rating Agency Condition is satisfied (other than with respect to Standard & Poor’s, but with satisfaction of the Rating Agency Notification with respect to Standard & Poor’s if Standard & Poor’s is rating any Outstanding Class of Notes) with respect to different investments, funds on deposit in the Reserve Account shall be invested in Eligible Investments that will mature so that such funds will be available on the Business Day preceding the next Payment Date. Funds deposited in the Reserve Account, upon the maturity of any Eligible Investments on a day which immediately precedes a Payment Date, are not required to be invested overnight.

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(v)         Funds on deposit in the Collection Account shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer; provided, however, that if the Servicer fails to select any Eligible Investments, such funds shall remain uninvested. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and/or the Certificateholders, as applicable. Unless the Rating Agency Condition is satisfied (other than with respect to Standard & Poor’s, but with satisfaction of the Rating Agency Notification with respect to Standard & Poor’s if Standard & Poor’s is rating any Outstanding Class of Notes) with respect to different investments, funds on deposit in the Collection Account shall be invested in Eligible Investments that will mature so that such funds will be available on the Business Day preceding the next Payment Date. Investment earnings on funds deposited in the Collection Account, net of losses and investment expenses, shall be released to the Servicer on each Payment Date and shall be the property of the Servicer.

(vi)        Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Servicer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held in the Collection Account or the Reserve Account, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote upon any securities.

(b)          (i)      Except as otherwise provided herein, the Indenture Trustee shall possess all right, title and interest in all funds received and all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as the case may be. If, at any time, a Trust Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed 15 calendar days, as to which the Rating Agency Condition is satisfied (other than with respect to Standard & Poor’s, but with satisfaction of the Rating Agency Notification with respect to Standard & Poor’s if Standard & Poor’s is rating any Outstanding Class of Notes)) establish a new Trust Account as an Eligible Account and shall transfer any cash or any investments from the account that is no longer an Eligible Account to the Trust Account. Neither the Servicer nor the Indenture Trustee shall in any way be held liable by reason of any insufficiency in any Trust Account resulting from any investment loss in any Eligible Investment.

(ii)         The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee in writing to make withdrawals and payments from the Trust Accounts and the Certificate Distribution Account for the purpose of withdrawing any amounts deposited in error into such accounts.

(c)          Except for the Collection Account, the Reserve Account and the Certificate Distribution Account, there are no accounts required to be maintained under the Basic Documents. No checks shall be issued, printed or honored with respect to the Collection Account or the Reserve Account.

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Section 5.02         Application of Collections. All payments received from or on behalf of an Obligor during each Collection Period with respect to each Receivable (other than a Purchased Receivable) shall be applied to interest and principal in accordance with the Simple Interest Method. The Servicer shall make all deposits of Collections and other Available Amounts received into the Collection Account on the second Business Day following receipt thereof. However, so long as the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts received during a Collection Period until one Business Day prior to the related Payment Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) HCA or one of its Affiliates is the Servicer, (ii) no Servicer Termination Event has occurred and is continuing and (iii) HCA has a short-term debt rating of at least “F-1” from Fitch and “A-1” from Standard & Poor’s. Notwithstanding the foregoing, the Servicer may remit Collections to the Collection Account on any other alternate remittance schedule (but not later than the Business Day prior to the related Payment Date) if the Rating Agency Condition is satisfied (other than with respect to Standard & Poor’s, but with satisfaction of the Rating Agency Notification with respect to Standard & Poor’s if Standard & Poor’s is rating any Outstanding Class of Notes), with respect to such alternate remittance schedule. Pending deposit into the Collection Account, Collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.

Section 5.03         Property of the Trust. All payments and other proceeds of any type and from any source on or with respect to the Receivables shall be the property of the Trust, subject to the Lien of the Indenture and the rights of the Indenture Trustee thereunder.

Section 5.04         Purchased Amounts. The Servicer or the Seller shall deposit or cause to be deposited in the Collection Account, on the Business Day preceding each Payment Date, the aggregate Purchased Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 4.07. Notice of this amount shall be provided in writing by the applicable party to the Indenture Trustee.

Section 5.05         Distributions.

(a)          The Servicer shall calculate all amounts required to be deposited pursuant to this Section and deliver a Servicer’s Certificate on or before the second Business Day prior to each Payment Date pursuant to Section 4.09.

(b)          On each Payment Date, except as specified in Section 5.04(b) of the Indenture, the Servicer shall instruct the Indenture Trustee in writing (based on the information contained in the Servicer’s Certificate delivered on or before the second Business Day prior to each Payment Date pursuant to Section 4.09) to make the distributions from Available Amounts on deposit in the Collection Account, including amounts deposited pursuant to Section 5.06(b), in the following order and priority:

(i)          to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, and Advances not previously reimbursed to the Servicer;

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(ii)         to the Class A Noteholders, (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class A Noteholders on the preceding Payment Date; and (b) the excess, if any, of the amount of interest payable to the Class A Noteholders on those prior Payment Dates over the amounts actually paid to the Class A Noteholders on those prior Payment Dates, plus interest on any such shortfall at their respective interest rates to the extent permitted by law; provided that if there are not sufficient funds available to pay the entire amount of the accrued and unpaid interest on the Class A Notes, the amounts available shall be applied to the payment of such interest on the Class A Notes on a pro rata basis based upon the amount of interest due on each Class of Class A Notes;

(iii)        to the Noteholders, for distribution pursuant to Section 8.02(d) of the Indenture, the First Priority Principal Distribution Amount, if any;

(iv)        to the Class B Noteholders, (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes at the Class B Rate on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class B Noteholders on the preceding Payment Date; and (b) the excess, if any, of the amount of interest payable to the Class B Noteholders on prior Payment Dates over the amounts actually paid to the Class B Noteholders on those prior Payment Dates, plus interest on any such shortfall at the Class B Rate to the extent permitted by law;

(v)         to the Noteholders, for distribution pursuant to Section 8.02(d) of the Indenture, the Second Priority Principal Distribution Amount, if any;

(vi)        to the Class C Noteholders, (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class C Notes at the Class C Rate on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Payment Date; and (b) the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Payment Dates over the amounts actually paid to the Class C Noteholders on prior Payment Dates, plus interest on any such shortfall at the Class C Rate to the extent permitted by law;

(vii)       to the Noteholders, for distribution pursuant to Section 8.02(d) of the Indenture, the Third Priority Principal Distribution Amount, if any;

(viii)      to the Class D Noteholders, (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class D Notes at the Class D Rate on the principal outstanding as of the previous Payment Date after giving effect to all payments of principal to the Class D Noteholders on the preceding Payment Date; and (b) the excess, if any, of the amount of interest payable to the Class D Noteholders on prior Payment Dates over the amounts actually paid to the Class D Noteholders on prior Payment Dates, plus interest on any such shortfall at the Class D Rate to the extent permitted by law;

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(ix)         to the Noteholders, for distribution pursuant to Section 8.02(d) of the Indenture, the Regular Principal Distribution Amount;

(x)          to the Reserve Account, from Available Amounts remaining, the amount, if any, necessary to cause the amount on deposit in that account to equal the Reserve Account Required Amount;

(xi)         to the Indenture Trustee and the Owner Trustee, any reimbursements, expenses and indemnification amounts, in each case to the extent such reimbursements, expenses and indemnification amounts have not been previously paid by the Servicer and to the Securities Intermediary, any accrued and unpaid indemnification expenses owed to it; and

(xii)        to the Owner Trustee or its agent, any remaining Available Amounts indicated in the Servicer’s Report to be for deposit into the Certificate Distribution Account (as defined in the Trust Agreement) for subsequent distribution to the Certificateholder pursuant to Section 5.02 of the Trust Agreement.

Section 5.06         Reserve Account.

(a)          On or prior to the Closing Date, the Issuer shall cause to be deposited an amount equal to the Reserve Account Deposit into the Reserve Account from the net proceeds of the sale of the Notes. The Reserve Account shall be an asset of the Issuer.

(b)          In the event that the Servicer’s Certificate states that there is an Available Amounts Shortfall, then the Indenture Trustee shall, upon written directions from the Servicer, withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such Reserve Account Withdrawal Amount into the Collection Account no later than 12:00 noon, New York City time, on the Business Day prior to the related Payment Date.

(c)          In the event that the amount on deposit in the Reserve Account (after giving effect to all deposits thereto and withdrawals therefrom on such Business Day on a Payment Date) is greater than the Reserve Account Required Amount on any Payment Date, the Indenture Trustee shall distribute, upon written directions from the Servicer, all such amounts to the Certificateholder as per the monthly Servicer’s Certificate. Upon any such distribution to the Certificateholder, the Noteholders shall have no further rights in, or claims to, such amounts.

(d)          In the event that on any Payment Date the amount on deposit in the Reserve Account shall be less than the Reserve Account Required Amount, the Available Amounts remaining after the payment of the amounts set forth in Section 5.05(b)(i) through (ix), up to an amount equal to such shortfall, shall be deposited by the Indenture Trustee, upon written directions from the Servicer, to the Reserve Account on such Payment Date.

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(e)          Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.05 following the payment in full of the Outstanding Amount of Notes until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and the Certificates and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to the Noteholders and the termination of the Trust, any amount then allocated to the Reserve Account shall be distributed to the Collection Account.

Section 5.07         Statements to Securityholders. On or before the second Business Day prior to each Payment Date, the Servicer shall provide to the Indenture Trustee (with a copy to each Rating Agency) for the Indenture Trustee to make available to each Noteholder of record as of the most recent Record Date and to the Owner Trustee for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement substantially in the form of Exhibit B.

No disbursements shall be made directly by the Servicer to a Noteholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.

The Indenture Trustee may make any such statement which it is required to provide to the Noteholders, including, without limitation, all information as may be required to enable each Noteholder to prepare its respective federal and state income tax returns (and, at its option, any additional files containing the same information in an alternative format), via its internet web site (initially located at www.sf.citidirect.com). In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of certain terms and conditions. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distributions more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to the Noteholders regarding any such changes; provided, however, that the Indenture Trustee will also mail copies of any such statements to any requesting Noteholder who provides a written request.

Section 5.08         Advances by the Servicer. By the close of business on the day required by Section 5.01 hereof, the Servicer may, in its sole discretion, deposit into the Collection Account, out of its own funds, an Advance; provided, however, that the Servicer shall not make any Advances with respect to Defaulted Receivables. The Servicer shall not charge interest on amounts so advanced.

ARTICLE VI.

THE DEPOSITOR

Section 6.01         Representations of Depositor. The Depositor makes the following representations on which the Issuer relies in accepting the Receivables and delivering the Securities. Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale, transfer and assignment of the Receivables by the Depositor to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

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(a)          Organization and Good Standing. The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)          Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Depositor’s ability to transfer the Receivables to the Trust pursuant to this Agreement or the validity or enforceability of the Receivables.

(c)          Power and Authority. The Depositor has the corporate power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor shall have duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Depositor is a party have been and will be duly authorized by the Depositor by all necessary corporate action.

(d)          Binding Obligation. The Basic Documents constitute a valid sale, transfer and assignment to the Issuer of all right, title and interest of the Depositor in the Receivables and the proceeds thereof. The Receivables will not be considered part of the Depositor’s estate in the event of a bankruptcy of the Depositor. This Agreement and the other Basic Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

(e)          No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the other Basic Documents; or violate any law, order, rule or regulation applicable to the Depositor of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties. There shall be no breach of the representations and warranties in this paragraph resulting from any of the foregoing breaches, violations, Liens or other matters which, individually or in the aggregate, would not materially and adversely affect the Depositor’s ability to perform its obligations under the Basic Documents or the consummation of the transactions as contemplated by the Basic Documents.

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(f)          No Proceedings. There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened, against the Depositor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement or any other Basic Document; (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document; or (iv) seeking to adversely affect the federal income tax attributes of the Trust, the Notes or the Certificates.

(g)          No Consents. The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained, other than (i) UCC filings and (ii) consents, licenses, approvals, registrations, authorizations or declarations which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Depositor to perform its obligations under the Basic Documents.

(h)          Ordinary Course. The transactions contemplated by this Agreement and the other Basic Documents to which the Depositor is a party are in the ordinary course of the Depositor’s business.

(i)          Solvency. The Depositor is not insolvent, nor will the Depositor be made insolvent by the transfer of the Receivables, nor does the Depositor contemplate any pending insolvency.

Section 6.02         Corporate Existence. During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which the failure to be so qualified would materially and adversely affect the validity and enforceability of this Agreement, the Basic Documents, the proper administration of this Agreement or the transactions contemplated hereby. In addition, all transactions and dealings between the Depositor and its Affiliates will be conducted on an arm’s-length basis.

Section 6.03         Liability of Depositor.

(a)          The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement (which shall not include distributions on account of the Notes or the Certificates).

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(b)          The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee, by entering into or accepting this Agreement, acknowledge and agree that they have no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then the Issuer, the Servicer, the Indenture Trustee or the Owner Trustee further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer, the Servicer, the Indenture Trustee and the Owner Trustee each further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 6.03(b) and the terms of this Section 6.03(b) may be enforced by an action for specific performance. The provisions of this Section 6.03(b) will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

Section 6.04         Merger or Consolidation of, or Assumption of the Obligations of, Depositor. Any Person (a) into which the Depositor may be merged or consolidated, (b) resulting from any merger, conversion, or consolidation to which the Depositor is a party, (c) succeeding to the business of the Depositor, or (d) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by any affiliate of HCA, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, will be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. Notwithstanding the foregoing, if the Depositor enters into any of the foregoing transactions and is not the surviving entity, (x) the Depositor shall deliver to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 6.04 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (y) the Depositor will deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest. It shall be a condition precedent to any of the foregoing transactions that (1) the Rating Agency Condition shall be satisfied (other than with respect to Standard & Poor’s, but with satisfaction of the Rating Agency Notification with respect to Standard & Poor’s if Standard & Poor’s is rating any Outstanding Class of Notes) with respect to such merger, consolidation or succession shall not result in a reduction, withdrawal or downgrade of the then-current rating of each class of Notes and (2) the organizational documents of the surviving entity shall contain bankruptcy remoteness protections that are not materially less favorable to the Noteholders than those contained in the Certificate of Incorporation and Bylaws of the Depositor.

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Section 6.05         Amendment of Depositor’s Organizational Documents. The Depositor shall not amend its organizational documents except in accordance with the provisions thereof.

ARTICLE VII.

THE SERVICER

Section 7.01         Representations of Servicer. The Servicer makes the following representations upon which the Issuer is deemed to have relied in acquiring the Receivables. Such representations speak as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)          Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the State of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, and service the Receivables.

(b)          Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Servicer’s ability to acquire, own and service the Receivables.

(c)          Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action.

(d)          Binding Obligation. This Agreement and the other Basic Documents to which it is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity whether applied in a proceeding in equity or at law.

(e)          No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which it is a party and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement and the other Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties. There shall be no breach of the representations and warranties in this paragraph resulting from any of the foregoing breaches, violations, Liens or other matters which, individually or in the aggregate, would not materially and adversely affect the Servicer’s ability to perform its obligations under the Basic Documents.

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(f)          No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened, against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents; (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents; (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents; or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

(g)          No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than (i) UCC filings and (ii) consents, licenses, approvals, registrations, authorizations or declarations which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under the Basic Documents.

(h)          Chief Executive Office. The chief executive office of the Servicer is located at 3161 Michelson Drive, Suite 1900, Irvine, California 92612.

Section 7.02         Indemnities of Servicer.

(a)          The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the representations made by the Servicer under this Agreement.

(b)          The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Securityholders and the Depositor and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle, excluding any losses incurred in connection with the sale of any repossessed Financed Vehicles in compliance with the terms of this Agreement.

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(c)          The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Depositor and their respective officers, directors, agents and employees, and the Securityholders, from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust or the issuance and original sale of the Securities), and any costs and expenses in defending against the same.

(d)          The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, and any of the officers, directors, employees or agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence or willful misfeasance of the Servicer in the performance of its duties or by failure to perform its obligations under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(e)          The Servicer shall compensate and indemnify the Indenture Trustee to the extent provided in Section 6.08 of the Indenture.

For purposes of this Section, in the event of the termination of the rights and obligations of HCA (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.02, or the resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.03.

Indemnification under this Section shall survive the resignation or removal of the Servicer or the termination of this Agreement, and shall include reasonable fees and expenses of counsel and reasonable expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest. The Servicer shall pay all amounts due, pursuant to this Section, with respect to the Indenture Trustee and Owner Trustee as set forth in Section 5.05(b)(xi).

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Section 7.03         Merger or Consolidation of, or Assumption of the Obligations of, Servicer. The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer’s business unless, after such merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any Person (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger or consolidation to which the Servicer shall be a party, (c) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (d) succeeding to the business of the Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to the Owner Trustee, the Indenture Trustee and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer’s business unless (a) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred, (b) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (c) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that either (i) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the assets of the Trust and reciting the details of such filings or (ii) no such action shall be necessary to preserve and protect such interest.

Section 7.04         Limitation on Liability of Servicer and Others. None of the Servicer or any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance or bad faith in the performance of duties. The Servicer and any director, officer, employee or agent of the Servicer may conclusively rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Section 7.05         Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the Basic Documents to any of its Affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuer and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties. The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of the Owner Trustee, the Indenture Trustee, the Issuer or the Securityholders shall have any responsibility thereof. For any servicing activities delegated to third parties in accordance with this Section 7.05, the Servicer shall follow such policies and procedures to monitor the performance of such third parties and compliance with such servicing activities as the Servicer follows with respect to comparable motor vehicle receivables serviced by the Servicer for its own account.

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Section 7.06         Servicer Not to Resign.

(a)          Subject to the provisions of Section 7.03, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.

(b)          Notice of any determination that the performance by the Servicer of its duties hereunder is no longer permitted under applicable law shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until a successor shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.03. If no successor Servicer has been appointed within 30 days of resignation or removal, the Servicer, as the case may be, may petition any court of competent jurisdiction for such appointment.

Section 7.07         Fidelity Bond. The Servicer is not required to maintain a fidelity bond or errors and omissions policy.

ARTICLE VIII.

DEFAULT

Section 8.01         Servicer Termination Events. For purposes of this Agreement, the occurrence and continuance of any of the following shall constitute a “Servicer Termination Event”:

(a)          Any failure by the Servicer to deposit into any Account any proceeds or payment required to be so delivered or to direct the Indenture Trustee to make the required payment from any Account under the terms of this Agreement that continues unremedied for a period of five Business days after written notice is received by the Servicer or after discovery of such failure by a Responsible Officer of the Servicer;

(b)          Failure on the part of the Servicer duly to observe or perform, in any material respect, any covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of the Securityholders and (ii) continues unremedied for a period of 60 days after discovery of such failure by a Responsible Officer of the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee, the Indenture Trustee or Noteholders evidencing not less than 50% of the Outstanding Amount of the Controlling Class of Notes;

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(c)          If any representation or warranty of the Servicer, in its capacity as Servicer, made in this Agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation or warranty has a material adverse effect on the Issuer or the Noteholders and such failure continues unremedied for 90 days after discovery thereof by a Responsible Officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or the Noteholders representing not less than 50% of the Outstanding Amounts of the Notes; or

(d)          The occurrence of an Insolvency Event with respect to the Servicer;

provided, however, that a delay or failure of performance referred to under clause (a) above for a period of 10 days or clause (b) or (c) above for a period of 30 days will not constitute a Servicer Termination Event if such delay or failure was caused by force majeure or other similar occurrence.

Section 8.02         Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur, the Indenture Trustee or Noteholders evidencing more than 50% of the voting interests of the Controlling Class may, by notice given in writing to the Servicer (and to the Indenture Trustee, the Owner Trustee and the Depositor if given by such Noteholders), terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the successor Servicer; provided, however, that the successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents to show the Indenture Trustee (or the Owner Trustee if the Notes have been paid in full) as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all money and property held by the Servicer with respect to the Receivables and other records relating to the Receivables, including any portion of the Receivables File held by the Servicer and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables. The terminated Servicer shall also provide the successor Servicer access to Servicer personnel and computer records in order to facilitate the orderly and efficient transfer of servicing duties.

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Section 8.03         Appointment of Successor Servicer.

(a)          On and after the time the Servicer receives a notice of termination pursuant to Section 8.02 or upon the resignation of the Servicer pursuant to Section 7.06, the Indenture Trustee or the Noteholders evidencing more than 50% of the voting interests of the Controlling Class shall appoint a successor Servicer which shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating to the Servicer under this Agreement, except as otherwise stated herein. The Depositor, the Owner Trustee, the Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. In the event that the Indenture Trustee and the Noteholders are unable to appoint a successor within thirty days of the date of the related notice of termination, the Indenture Trustee may petition a court of competent jurisdiction to appoint a successor Servicer. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.02 upon the occurrence of any Servicer Termination Event after its appointment as successor Servicer. The original Servicer shall pay any and all fees and expenses incurred as a result of a transfer of servicing.

(b)          The Noteholders evidencing more than 50% of the voting interests of the Controlling Class shall have no liability to the Owner Trustee, the Indenture Trustee, the Servicer, the Depositor, any Noteholders, any Certificateholders or any other Person if they exercise their right to appoint a successor to the Servicer. Pending appointment pursuant to the preceding paragraph, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

(c)          Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

Section 8.04         Notification to Securityholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Administrator shall give prompt written notice thereof to the Certificateholders and each Rating Agency, and the Indenture Trustee shall give prompt written notice thereof to the Noteholders.

Section 8.05         Waiver of Past Defaults. The Noteholders evidencing more than 50% of the voting interests of the Controlling Class may, on behalf of all Securityholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

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ARTICLE IX.

TERMINATION

Section 9.01         Optional Purchase of All Receivables.

(a)          On each Payment Date as of which the Pool Balance is equal to or less than 5% of the Initial Pool Balance, the Servicer shall have the option to purchase the Receivables. To exercise such option, the Servicer shall deposit to the Collection Account pursuant to Section 5.04 an amount equal to the aggregate outstanding Pool Balance plus accrued and unpaid interest on the Receivables and shall succeed to all interests in and to the Receivables. The exercise of such option shall effect a redemption, in whole but not in part, of all outstanding Notes.

(b)          As described in Article 9 of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

(c)          Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Trust will succeed to the rights of, and assume the obligations to make payments to Certificateholders of, the Indenture Trustee pursuant to this Agreement.

ARTICLE X.

MISCELLANEOUS

Section 10.01         Amendment.

(a)          This Agreement may be amended by the Depositor and the Servicer, but without the consent of the Indenture Trustee, the Owner Trustee, any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, or for the purpose of correcting any inconsistency with the Prospectus dated January 8, 2015 or the Prospectus Supplement dated January 14, 2015, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders subject to the satisfaction of one of the following conditions:

(i)          the Depositor or the Servicer delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders (and, if the Certificates are then held by anyone other than the Depositor or a U.S. Affiliate of the Depositor, the Certificateholders); or

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(ii)         the Rating Agency Condition is satisfied (other than with respect to Standard & Poor’s, but with satisfaction of the Rating Agency Notification with respect to Standard & Poor’s if Standard & Poor’s is rating any Outstanding Class of Notes) with respect to such action.

(b)          This Agreement may also be amended from time to time by the Depositor, the Servicer and the Issuer, with the prior written consent of the Indenture Trustee and Noteholders holding not less than a majority of the Outstanding Amount of the Controlling Class of Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce the interest rate or principal amount of any Note or delay the Stated Maturity Date of any Note without the consent of the Holder of such Note or (ii) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Securityholders of which are required to consent to any such amendment, without the consent of the Noteholders holding all Outstanding Notes and Certificateholders holding all outstanding Certificates.

Promptly after the execution of any amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to each Securityholder, the Indenture Trustee and each Rating Agency.

It shall not be necessary for the consent of Securityholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(i). The Owner Trustee, on behalf of the Issuer, and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

Section 10.02         Protection of Title to Trust.

(a)          The Servicer shall file such financing statements and cause to be filed such continuation statements, all in such a manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the Indenture Trustee in the Receivables and the proceeds thereof. The Servicer shall deliver or cause to be delivered to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

(b)          Neither the Depositor nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above insufficient within the meaning of Section 9-503 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

45	(2015-A Sale and Servicing Agreement)

(c)          The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

(d)          The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of each such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on or with respect to each such Receivable and the amounts from time to time deposited in the Collection Account in respect of each such Receivable.

(e)          The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

(f)          If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

(g)          The Servicer shall permit the Indenture Trustee and its agents upon reasonable notice and at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h)          Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within fifteen Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished prior to such request indicating removal of Receivables from the Trust.

(i)          Upon request, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

(i)          promptly after the execution and delivery of this Agreement and each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

46	(2015-A Sale and Servicing Agreement)

(ii)         within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(j)          Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien on or restriction on transferability of any Receivable except for the Lien of the Indenture and the restrictions on transferability imposed by this Agreement or (ii) file any UCC financing statements in any jurisdiction that names HCA, the Servicer or the Depositor as a debtor, and any Person other than the Depositor, the Indenture Trustee or the Issuer as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement with respect to the Receivables or the related property.

Each Opinion of Counsel referred to in Section 10.02(i) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

Section 10.03     Notices. All demands, notices, communications and instructions upon or to the Depositor, the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or any Rating Agency under this Agreement shall be in writing, personally delivered, faxed and followed by first class mail, or mailed by certified mail, return receipt requested (or with respect to any Rating Agency, electronically delivered), and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, to 3161 Michelson Drive, Suite 1900, Irvine, California 92612, Attention: President and Secretary; (b) in the case of the Servicer and HCA, to 3161 Michelson Drive, Suite 1900, Irvine, California 92612, Attention: Treasurer; (c)  in the case of the Issuer or the Owner Trustee, to Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration; (d) in the case of Fitch, to Fitch Ratings, Inc., 33 Whitehall Street, New York, NY 10004, Attention: Asset Backed Surveillance; (e) in the case of the Indenture Trustee, at the Corporate Trust Office (as defined in the Indenture); and (f) in the case of Standard & Poor’s, via electronic delivery to Servicer_reports@sandp.com or at the following address: 55 Water Street (40th Floor), New York, New York 10041, Attention: ABS Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

47	(2015-A Sale and Servicing Agreement)

Section 10.04      Assignment by the Depositor or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer.

Section 10.05      Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Depositor, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.06      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07      Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.08      Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.09     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.10     Assignment by Issuer. The Depositor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

Section 10.11      Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Issuer or the Depositor, acquiesce, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

48	(2015-A Sale and Servicing Agreement)

Section 10.12      Limitation of Liability of Owner Trustee and Indenture Trustee.

(a)          Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust, National Association, in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b)          Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Citibank, N.A., not in its individual capacity but solely as Indenture Trustee, and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer in accordance with the priorities set forth herein.

Section 10.13      Information to Be Provided by the Indenture Trustee.

(a)          For so long as the Servicer is filing reports under the Exchange Act with respect to the Issuer, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Servicer, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Servicer; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Servicer and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Servicer, in writing, such updated information.

(b)          As soon as available but no later than March 15th of each calendar year for so long as the Issuer is filing reports under the Exchange Act, commencing in March 15, 2016, the Indenture Trustee shall:

(i)  deliver to the Servicer a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Schedule I or such other criteria as mutually agreed upon by the Servicer and the Indenture Trustee;

49	(2015-A Sale and Servicing Agreement)

(ii)  cause a firm of registered public accountants that is qualified and independent with the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver a report for inclusion in the Issuer’s filing of Exchange Act Form 10-K that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Servicer pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)  deliver to the Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Servicer substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Servicer and the Indenture Trustee; and

(iv)  notify the Seller in writing of any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party, provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c)          The Indenture Trustee agrees to perform all duties and obligations applicable to or required of the Indenture Trustee set forth in Appendix A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.

(d)          The Indenture Trustee shall provide the Depositor and the Servicer (each, a “Hyundai Party” and, collectively, the “Hyundai Parties”) with (i) notification, as soon as practicable and in any event within five Business Days, of all demands communicated to the Indenture Trustee for the repurchase or replacement of any Receivable pursuant to Section 3.03 of this Agreement or Section 7.02 of the Receivables Purchase Agreement, as applicable and (ii) promptly upon written request by a Hyundai Party, any other information reasonably requested by a Hyundai Party in the Indenture Trustee’s possession and that can be provided to the Hyundai Parties without unreasonable effort or expense to facilitate compliance by the Hyundai Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB or with any Hyundai Parties’ compliance with the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities in respect of the Basic Documents or the transactions contemplated thereby. For purposes of this section, a “demand” is limited to a written or oral demand or enforcement of a repurchase remedy received by a Responsible Officer of the Indenture Trustee from a person or entity entitled to request enforcement of a repurchase remedy under the terms of the Basic Documents. A demand does not include general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.

50	(2015-A Sale and Servicing Agreement)

Section 10.14     Form 8-K Filings. So long as the Servicer is filing Exchange Act Reports with respect to the Issuer, the Indenture Trustee shall promptly notify the Servicer, but in no event later than one Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Servicer has actual knowledge). The Indenture Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Indenture Trustee or any action or failure to act by the Indenture Trustee. The statements contained in the Servicing Criteria assessment and any other information with respect to Citibank, N.A. provided by Citibank, N.A. to the Seller or its affiliates under this Section 10.14 or Section 10.13 (excluding clause (b)(ii)) shall be referred to as the “Provided Information.”

[SIGNATURE PAGES FOLLOW]

51	(2015-A Sale and Servicing Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HYUNDAI AUTO RECEIVABLES TRUST 2015-A

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Owner Trustee

By:	/s/ Jeanne M. Oller
Name:	Jeanne M. Oller
Title:	Vice President

(2015-A Sale and Servicing Agreement)

S-1	(2015-A Sale and Servicing Agreement)

HYUNDAI ABS FUNDING CORPORATION,
as Depositor

By:	/s/ Min Sok Randy Park
Name:	Min Sok Randy Park
Title:	President and Secretary

S-2	(2015-A Sale and Servicing Agreement)

HYUNDAI CAPITAL AMERICA,
as Servicer and Seller

By:	/s/ Sukjin Oh
Name:	Sukjin Oh
Title:	Treasurer

S-3	(2015-A Sale and Servicing Agreement)

CITIBANK, N.A.,
not in its individual capacity
but solely as Indenture Trustee

By:	/s/ Karen Schluter
Name:	Karen Schluter
Title:	Vice President

S-4	(2015-A Sale and Servicing Agreement)

EXHIBIT A

Representations and Warranties of Hyundai Capital America

Under Section 3.02 of the Receivables Purchase Agreement

Terms used in this Exhibit A shall have the meanings assigned to them in the Receivables Purchase Agreement, dated as of January 21, 2015 (the “Receivables Purchase Agreement”), between Hyundai Capital America as seller (the “Seller”) and Hyundai ABS Funding Corporation as depositor (the “Depositor”). Terms not defined in the Receivables Purchase Agreement shall have the meanings assigned to them in the Sale and Servicing Agreement.

(a)          The Seller hereby represents and warrants as follows to the Depositor and the Indenture Trustee as of the Closing Date:

(i)          Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii)         Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Seller’s ability to acquire, own and service the Receivables.

(iii)        Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Seller had at all relevant times, and has, full power, authority and legal right to sell, transfer and assign the property sold, transferred and assigned to the Depositor hereby and has duly authorized such sale, transfer and assignment to the Depositor by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

Exhibit A-1	(2015-A Sale and Servicing Agreement)

(iv)        No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party and the fulfillment of their respective terms do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), or violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties. There shall be no breach of the representations and warranties in this paragraph resulting from any of the foregoing breaches, violations, Liens or other matters which, individually or in the aggregate, would not materially and adversely affect the Seller’s ability to perform its obligations under the Basic Documents or the consummation of the transactions as contemplated by the Basic Documents.

(v)         No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any other Basic Document to which the Seller is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Basic Document to which the Seller is a party or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document to which the Seller is a party.

(vi)        Valid Sale, Binding Obligation. The Basic Documents constitute a valid sale, transfer and assignment to the Depositor of all right, title and interest of the Seller in the Receivables and the proceeds thereof. The Receivables will not be considered part of the Seller’s estate in the event of a bankruptcy of the Seller. This Agreement and the other Basic Documents to which the Seller is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

(vii)       Chief Executive Office. The chief executive office of the Seller is located at 3161 Michelson Drive, Suite 1900, Irvine, California 92612.

(viii)      No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained, other than (A) UCC filings and (B) consents, licenses, approvals, registrations, authorizations or declarations which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or would not materially and adversely affect the ability of the Depositor to perform its obligations under the Basic Documents.

Exhibit A-2	(2015-A Sale and Servicing Agreement)

(ix)         Ordinary Course. The transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party are in the ordinary course of the Seller’s business.

(x)          Solvency. The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Receivables, nor does the Seller contemplate any pending insolvency.

(xi)         Creditors. The Seller did not sell the Receivables to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xii)        No Notice. The Seller acquired title to the Receivables in good faith, without notice of any adverse claim.

(xiii)       Bulk Transfer. The transfer, assignment and conveyance of the Receivables by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(xiv)      Investment Company Act. The Seller is not an investment company or “controlled by an investment company” within the meaning of the Investment Company Act of 1940.

(b)          The Seller makes the following representations and warranties with respect to the Receivables, on which the Depositor relies in accepting the Receivables and in transferring the Receivables to the Issuer under the Sale and Servicing Agreement, and on which the Issuer relies in pledging the same to the Indenture Trustee. Such representations and warranties speak as of the execution and delivery of this Agreement or as of the Cutoff Date, as applicable, but shall survive the sale, transfer and assignment of the Receivables to the Depositor, the subsequent sale, transfer and assignment of the Receivables by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and the pledge of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture.

(i)          Characteristics of Receivables. Each Receivable (A) was originated in the United States of America by a Dealer located in the United States of America for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business and satisfied the Seller’s Credit and Collection Policy as of the date of origination of the related Receivable, is payable in United States dollars, has been fully and properly executed by the parties thereto, has been purchased by the Seller from such Dealer under an existing Dealer Agreement and has been validly assigned by such Dealer to the Seller, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest is assignable by the Seller to the Depositor, by the Depositor to the Issuer, and by the Issuer to the Indenture Trustee, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (D) provides for fixed level monthly payments (provided that the payment in the last month of the term of the Receivable may be insignificantly different from the level payments) that fully amortize the Amount Financed by maturity and yield interest at the APR, (E) amortizes using the simple interest method, (F) has an Obligor which is not an affiliate of HCA, is not a government or governmental subdivision or agency and is not shown on the Servicer’s records as a debtor in a pending bankruptcy proceeding and (G) each Receivable allows for prepayments without penalty and requires that the principal balance be paid in full to prepay the Receivable in full.

Exhibit A-3	(2015-A Sale and Servicing Agreement)

(ii)         Compliance with Law. Each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and at the time of execution of this Agreement complies, in all material respects with all requirements of applicable federal, state and local laws, rulings and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act, the Gramm-Leach-Bliley Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

(iii)        Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act.

(iv)        No Government Obligor. No Receivable is due from the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

(v)         Obligor Bankruptcy. According to the records of the Seller, as of the Cutoff Date, no Obligor is the subject of a bankruptcy proceeding.

(vi)        Schedule of Receivables. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the Cutoff Date.

Exhibit A-4	(2015-A Sale and Servicing Agreement)

(vii)       Marking Records. By the Cutoff Date, the Seller will have caused its computer and accounting records relating to each Receivable to be clearly and unambiguously marked to show that the Receivables have been sold to the Depositor by the Seller and transferred and assigned by the Depositor to the Issuer in accordance with the terms of the Sale and Servicing Agreement and pledged by the Issuer to the Indenture Trustee in accordance with the terms of the Indenture.

(viii)      Computer Tape. The computer tape regarding the Receivables made available by the Seller to the Depositor is complete and accurate in all respects as of the Cutoff Date.

(ix)         No Adverse Selection. No selection procedures believed by the Seller to be adverse to the Noteholders were utilized in selecting the Receivables.

(x)          Chattel Paper. Each Receivable constitutes chattel paper within the meaning of the UCC as in effect in the state of origination.

(xi)         One Original. There is only one executed original of each Receivable.

(xii)        Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the Lien of the related Receivable in whole or in part. None of the terms of any Receivable has been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the related Receivable File.

(xiii)       Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement, the Sale and Servicing Agreement or the pledge of such Receivable under the Indenture.

(xiv)      Title. It is the intention of the Seller that the transfers and assignments herein contemplated constitute sales of the Receivables from the Seller to the Depositor and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable, other than the Receivables identified in the Reconveyance Documents, has been sold, transferred, assigned or pledged by the Seller to any Person other than to the Depositor or pursuant to this Agreement (or by the Depositor to any other Person other than to the Issuer pursuant to the Sale and Servicing Agreement). Except with respect to the Liens under the Conduit Documents (which such Liens shall be released in accordance with provisions of the Reconveyance Documents), immediately prior to the transfers and assignments herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens, and, immediately upon the transfer thereof, the Depositor shall have good and marketable title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof from the Depositor to the Issuer pursuant to the Sale and Servicing Agreement, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens and, immediately upon the pledge thereof from the Issuer to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee shall have a first priority perfected security interest in each Receivable.

Exhibit A-5	(2015-A Sale and Servicing Agreement)

(xv)       Title. To the extent that the transfer and assignment contemplated by this Agreement is deemed not to be a sale but to be of a mere security interest to secure a borrowing or such transfer is otherwise not effective to sell the Receivables and other property described in Section 2.01(a) hereof, the Seller shall be deemed to have hereby granted to the Depositor a perfected first priority security interest in all such assets, and this Agreement shall constitute a security agreement under applicable law.

(xvi)      Security Interest in Financed Vehicle. Immediately prior to its sale, assignment and transfer to the Depositor pursuant to this Agreement, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, or all necessary and appropriate actions have been commenced that will result in the valid perfection of a first priority security interest in such Financed Vehicle in favor of the Seller as secured party.

(xvii)     All Filings Made. All filings (including UCC filings, except for UCC releases required to be filed in accordance with the Reconveyance Documents) required to be made in any jurisdiction to give the Issuer a first perfected ownership interest in the Receivables and the Indenture Trustee a first priority perfected security interest in the Receivables have been made.

(xviii)    No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim, dispute or defense, including the defense of usury, whether arising out of transactions concerning the Receivable or otherwise, and the operation of any terms of the Receivable or the exercise by the Seller or the Obligor of any right under the Receivable will not render the Receivable unenforceable in whole or in part, and no such right of rescission, setoff, counterclaim, dispute or defense, including the defense of usury, has been asserted with respect thereto.

(xix)       No Default. As of the Cutoff Date, the Servicer’s accounting records did not disclose that there was any default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), or that any condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing.

Exhibit A-6	(2015-A Sale and Servicing Agreement)

(xx)        Insurance. The Seller, in accordance with its customary procedures, has determined at the origination of the Receivable that the Obligor had obtained physical damage insurance covering the related Finance Vehicle at that time and, under the terms of each Receivable, the Obligor is required to maintain physical damage insurance covering the related Financed Vehicle and to name the Seller as a loss payee.

(xxi)       Final Scheduled Maturity Date. No Receivable has a final scheduled payment date after November 6, 2020.

(xxii)      Certain Characteristics of the Receivables. As of the Cutoff Date, (A) each Receivable had an original maturity of not less than 24 or more than 72 months and (B) no Receivable was more than 30 days past due as of the Cutoff Date.

(xxiii)     No Foreign Obligor. All of the Receivables were originated in the United States of America.

(xxiv)    No Extensions. The number or timing of scheduled payments has not been changed on any Receivable on or before the Cutoff Date, except as reflected on the computer tape delivered in connection with the sale of the Receivables.

(xxv)     Receivable Files. The Servicer has in its possession all original copies of documents or instruments that constitute or evidence the Receivables. The Receivable Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Seller to any Person other than the Depositor, except for such Liens as have been released on or before the Closing Date. All financing statements filed or to be filed against the Seller in favor of the Depositor in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement, except as provided in the Receivables Purchase Agreement, will violate the rights of the Depositor.”

(xxvi)    No Fraud or Misrepresentation. Each Receivable was originated by a Dealer and was sold by the Dealer to the Seller, to the best of the Seller’s knowledge, without fraud or misrepresentation on the part of such Dealer in either case.

(xxvii)   Receivables Not Assumable. No Receivable is assumable by another person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Seller with respect to such Receivable.

Exhibit A-7	(2015-A Sale and Servicing Agreement)

(xxviii)   No Impairment. The Seller has not done anything to convey any right to any person that would result in such person having a right to payments due under a Receivable or otherwise to impair the rights of the Depositor in any Receivable or the proceeds thereof.

(xxix)      No Liens. According to the Servicer’s records as of the Cutoff Date, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are prior to, or equal or coordinate with the security interest in the Financed Vehicles granted by the related Receivable.

(xxx)       APR. No Receivable has an APR of less than 0.00% and the weighted average coupon on the pool of Receivables is at least 17.99%.

(xxxi)      Remaining Term. Each Receivable has a remaining term of at least 9 months and no more than 71 months.

(xxxii)    Original Term. The weighted average original term for the Receivables is at least 65 months.

(xxxiii)   Remaining Balance. Each Receivable has a remaining balance of at least $5,000.00 and not greater than $69,878.74.

(xxxiv)   New Vehicles. At least 94.46% of the aggregate principal balance of the Receivables is secured by Financed Vehicles which were new at the date of origination.

(xxxv)    No Repossessions. No Financed Vehicle has been repossessed on or prior to the Cutoff Date.

(xxxvi)   Dealer Agreements. Each Dealer from whom the Seller purchases Receivables has entered into a Dealer Agreement with the Seller providing for the sale of Receivables from time to time by such Dealer to the Seller.

(xxxvii)  Receivable Obligations. To the best of the Seller’s knowledge, no notice to or consent from any Obligor is necessary to effect the acquisition of the Receivables by the Issuer.

(xxxviii) No Future Disbursement. At the time each Receivable was acquired from the Dealer, the Amount Financed was fully disbursed. There is no requirement for future advances of principal thereunder, and, other than in connection with Dealer participations, all fees and expenses in connection with the origination of such Receivable have been paid.

(xxxix)   No Consumer Leases. No Receivable constitutes a “consumer lease” under either (a) the UCC as in effect in the jurisdiction whose law governs the Receivable or (b) the Consumer Leasing Act, 15 USC 1667.

Exhibit A-8	(2015-A Sale and Servicing Agreement)

(xl)         Balance as of Cutoff Date. The aggregate principal balance of the Receivables as of the Cutoff Date is equal to $1,300,588,453.92.

(xli)        Nature of Financed Vehicles. Each Financed Vehicle is a new or used automobile, light-duty truck or minivan at the time the related Obligor executed or authenticated the related Contract.

(xlii)       Forced Place Insurance. No Financed Vehicle is subject to a force-placed insurance policy.

(xliii)      Transfer. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the consent of the Seller.

(xliv)      Servicing. As of the Cutoff Date, each Receivable has been serviced in compliance with all material requirements of federal, State, and local laws, and in compliance with the Credit and Collection Policy.

Exhibit A-9	(2015-A Sale and Servicing Agreement)

EXHIBIT B

Form of Record Date Statement

Hyundai Auto Receivables Trust 2015-A

Monthly Servicing Report
Collection Period	[_____]
Distribution Date	[___]
Transaction Month	[___]
30/360 Days	[___]
Actual/360 Days	[___]

I. ORIGINAL DEAL PARAMETERS

Cut off Date:	December 26, 2014
Closing Date:	January 21, 2015

	Dollars	Units	WAC	WARM
Original Pool Balance:	$[_____________]	[_____]	[_____]	[_____]

	Dollar Amount	% of Pool	Note Rate		Final Payment Date
Class A-1 Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class A-2 Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class A-3 Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class A-4 Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class B Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class C Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Class D Notes Fixed	$[_____________]	[_____]	[_____]		[_____]
Total Securities	$[_____________]	[_____]
Overcollateralization	$[_____________]	[_____]
YSOA	$[_____________]	[_____]
Total Original Pool Balance	$[_____________]	[_____]

II. POOL BALANCE AND PORTFOLIO INFORMATION

	Beginning of Period		Ending of Period		Change
	Balance	Note Factor	Balance	Note Factor
Class A-1 Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class A-2 Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class A-3 Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class A-4 Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class B Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class C Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Class D Notes	$[_____________]	[_____]	[_____]	[_____]	[_____]
Total Securities	$[_____________]	[_____]	[_____]	[_____]	[_____]

Weighted Avg. Coupon (WAC)	[_____]		[_____]
Weighted Avg. Remaining Maturity (WARM)	[_____]		[_____]
Pool Receivables Balance	$[_____________]		$[_____________]
Remaining Number of Receivables	[_____]		[_____]
Adjusted Pool Balance	$[_____________]		$[_____________]

Exhibit B-1	(2015-A Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2015-A

Monthly Servicing Report
Collection Period	[_____]
Distribution Date	[___]
Transaction Month	[___]
30/360 Days	[___]
Actual/360 Days	[___]

III. COLLECTIONS

Principal:
Principal Collections	$[_____________]
Repurchased Contract Proceeds Related to Principal	$[_____________]
Recoveries/Liquidation Proceeds	$[_____________]
Total Principal Collections	$[_____________]

Interest:
Interest Collections	$[_____________]
Late Fees & Other Charges	$[_____________]
Interest on Repurchase Principal	$[_____________]
Total Interest Collections	$[_____________]

Collection Account Interest	$[_____________]
Reserve Account Interest	$[_____________]
Servicer Advances	$[_____________]

Total Collections	$[_____________]

Exhibit B-2	(2015-A Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2015-A

Monthly Servicing Report
Collection Period	[_____]
Distribution Date	[___]
Transaction Month	[___]
30/360 Days	[___]
Actual/360 Days	[___]

IV. DISTRIBUTIONS

Total Collections				$[_____________]
Reserve Account Release				$[_____________]
Reserve Account Draw				$[_____________]
Total Available for Distribution				$[_____________]
	Amount Due	Interest Payment Due but Unpaid from Prior Periods	Amount Paid
1. Servicing Fee @1.00%:
Servicing Fee Due	$[_____________]	$[_____________]	$[_____________]	$[_____________]
Collection Account Interest				$[_____________]
Late Fees & Other Charges				$[_____________]
Total due to Servicer				$[_____________]

2. Class A Noteholders Interest:
Class A-1 Notes	$[_____________]		$[_____________]
Class A-2 Notes	$[_____________]		$[_____________]
Class A-3 Notes	$[_____________]		$[_____________]
Class A-4 Notes	$[_____________]		$[_____________]
Total Class A Interest:	$[_____________]		$[_____________]	$[_____________]

3. First Priority Principal Distribution:	$[_____________]		$[_____________]	$[_____________]

4. Class B Noteholders Interest:	$[_____________]		$[_____________]	$[_____________]

5. Second Priority Principal Distribution:	$[_____________]		$[_____________]	$[_____________]

6. Class C Noteholders Interest:	$[_____________]		$[_____________]	$[_____________]

7. Third Priority Principal Distribution:	$[_____________]		$[_____________]	$[_____________]

8. Class D Noteholders Interest:	$[_____________]		$[_____________]	$[_____________]

9. Regular Principal Distribution Amount:				$[_____________]
	Distributable Amount		Paid Amount
Class A-1 Notes			$[_____________]
Class A-2 Notes			$[_____________]
Class A-3 Notes			$[_____________]
Class A-4 Notes			$[_____________]
Class A Notes Total:	$[_____________]		$[_____________]
Class B Notes Total:	$[_____________]		$[_____________]
Class C Notes Total:	$[_____________]		$[_____________]
Class D Notes Total:	$[_____________]		$[_____________]
Total Noteholders Principal	$[_____________]		$[_____________]

10. Required Deposit to the Reserve Account				$[_____________]

11. Trustee Expenses				$[_____________]

12. Remaining Available Collections Released to Certificateholder				$[_____________]

Exhibit B-3	(2015-A Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2015-A

Monthly Servicing Report
Collection Period	[_____]
Distribution Date	[___]
Transaction Month	[___]
30/360 Days	[___]
Actual/360 Days	[___]

V. YIELD SUPPLEMENT OVERCOLLATERALIZATION AMOUNT (YSOA)

Beginning Period Required Amount	$[_____________]
Beginning Period Amount	$[_____________]
Current Period Amortization	$[_____________]
Ending Period Required Amount	$[_____________]
Ending Period Amount	$[_____________]
Next Distribution Date Required Amount	$[_____________]

VI. RESERVE ACCOUNT

Reserve Percentage of Initial Adjusted Pool Balance	[_____________]%
Beginning Period Required Amount	$[_____________]
Beginning Period Amount	$[_____________]
Current Period Release to Collection Account	$[_____________]
Current Period Deposit	$[_____________]
Current Period Release to Depositor	$[_____________]
Ending Period Required Amount (0.25% of APB of cut-off date)	$[_____________]
Ending Period Amount	$[_____________]

VII. OVERCOLLATERALIZATION

Overcollateralization Target	[_____]%
Overcollateralization Floor	[_____]%

	Beginning	Ending	Target
Overcollateralization Amount	$[_____________]	$[_____________]	$[_____________]
Overcollateralization as a % of Original Adjusted Pool	[_____]	[_____]	[_____]

Overcollateralization as a % of Current Adjusted Pool

Exhibit B-4	(2015-A Sale and Servicing Agreement)

Hyundai Auto Receivables Trust 2015-A

Monthly Servicing Report
Collection Period	[_____]
Distribution Date	[___]
Transaction Month	[___]
30/360 Days	[___]
Actual/360 Days	[___]

VIII. DELINQUENCY AND NET LOSS ACTIVITY
	Units Percent	Units	Dollars Percent	Dollar Amount
Current	[_____]	[_____]	[_____]	$[_____________]
30 – 60 Days	[_____]	[_____]	[_____]	$[_____________]
61 – 90 Days	[_____]	[_____]	[_____]	$[_____________]
91 + Days	[_____]	[_____]	[_____]	$[_____________]
Total		[_____]		$[_____________]

Delinquent Receivables 61+ days past due	[_____]	[_____]	[_____]	$[_____________]
Delinquency Ratio 61+ for 1st Preceding Collection Period	[_____]	[_____]	[_____]	$[_____________]
Delinquency Ratio 61+ for 2nd Preceding Collection Period	[_____]	[_____]	[_____]	$[_____________]
Three-Month Average Delinquency Ratio	[_____]		[_____]

Repossession in Current Period		[_____]		$[_____________]
Repossession Inventory		[_____]		$[_____________]

Charge-Offs
Gross Principal of Charge-Off for Current Period				$[_____________]
Recoveries				$[_____________]
Net Charge-offs for Current Period				$[_____________]

Beginning Pool Balance for Current Period				$[_____________]

Net Loss Ratio				[_____]
Net Loss Ratio for 1st Preceding Collection Period				[_____]
Net Loss Ratio for 2nd Preceding Collection Period				[_____]
Three-Month Average Net Loss Ratio for Current Period				[_____]

Cumulative Net Losses for All Periods				$[_____________]
Cumulative Net Losses as a % of Initial Pool Balance				[_____]

Principal Balance of Extensions				$[_____________]
Number of Extensions				[_____]

Exhibit B-5	(2015-A Sale and Servicing Agreement)

EXHIBIT C

Form of Servicer’s Certificate

Collection Period:    ________________

Distribution Date:    ________________

Hyundai Auto Receivables Trust 2015-A

The undersigned certifies that he is an officer of Hyundai Capital America, a California corporation (“HCA”), and that as such he is duly authorized to execute and deliver this certificate on behalf of HCA pursuant to Section 4.09 of the Sale and Servicing Agreement dated January 21, 2015 among Hyundai Auto Receivables Trust 2015-A, as Issuer, Hyundai ABS Funding Corporation, as Depositor, HCA, as Seller and Servicer, and Citibank, N.A., as Indenture Trustee (the “Sale and Servicing Agreement”) (all capitalized terms used herein without definition have the respective meanings specified in the Sale and Servicing Agreement) and further certifies that:

1.          The Servicer’s report for the period from _________ to _________ attached to this certificate is complete and accurate and contains all information required by Section 4.09 of the Sale and Servicing Agreement; and

2.          As of _____________, no Servicer Termination Events have occurred.

IN WITNESS WHEREOF, I have fixed hereunto my signature this ___ day of ___________.

HYUNDAI CAPITAL AMERICA,
as Servicer

By:
Name:
Title:

Exhibit C-1	(2015-A Sale and Servicing Agreement)

EXHIBIT D

Form of Indenture Trustee’s Annual Sarbanes Certification

Re:	HYUNDAI AUTO RECEIVABLES TRUST 2015-A

Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Hyundai Capital America (the “Servicer”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)         It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB (the “Servicing Assessment”) that was delivered by the Indenture Trustee to the Servicer pursuant to the Sale and Servicing Agreement (the “Agreement”), dated as of January 21, 2015, by and among Hyundai Auto Receivables Trust 2015-A, Hyundai ABS Funding Corporation, the Servicer, Hyundai Capital America, as seller, and the Indenture Trustee;

(2)         To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and

(3)         To the best of its knowledge, all of the Provided Information (as defined in Section 10.14 of the Agreement) required to be provided by the Indenture Trustee under the Agreement has been provided to the Seller.

CITIBANK, N.A.,
not in its individual capacity
but solely as Indenture Trustee

By:
Name:
Title:

Date: _________________________

Exhibit D-1	(2015-A Sale and Servicing Agreement)

SCHEDULE A

Schedule of Receivables

[Delivered to the Trust at Closing]

Schedule A-1	(2015-A Sale and Servicing Agreement)

SCHEDULE B

Yield Supplement Overcollateralization Amount

With respect to any Payment Date, the “Yield Supplement Overcollateralization Amount” is the amount specified below:

Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$40,475,441.09
February 2015	$38,889,490.61
March 2015	$37,519,161.15
April 2015	$36,172,462.38
May 2015	$34,849,503.70
June 2015	$33,550,394.96
July 2015	$32,275,246.42
August 2015	$31,024,168.80
September 2015	$29,797,273.23
October 2015	$28,594,671.31
November 2015	$27,416,475.08
December 2015	$26,262,794.29
January 2016	$25,133,738.49
February 2016	$24,029,417.24
March 2016	$22,949,936.92
April 2016	$21,895,409.44
May 2016	$20,865,941.73
June 2016	$19,861,641.22
July 2016	$18,882,600.29
August 2016	$17,928,890.33
September 2016	$17,000,552.34
October 2016	$16,097,657.05
November 2016	$15,220,267.16
December 2016	$14,368,456.50
January 2017	$13,542,302.19
February 2017	$12,741,861.53
March 2017	$11,967,205.54
April 2017	$11,218,390.28
May 2017	$10,495,496.25
June 2017	$9,798,564.80
July 2017	$9,127,514.97
August 2017	$8,482,166.15
September 2017	$7,862,366.87
October 2017	$7,267,992.85
November 2017	$6,698,959.21
December 2017	$6,155,245.84
January 2018	$5,636,862.04
February 2018	$5,143,838.26
March 2018	$4,676,215.95
April 2018	$4,234,053.80
May 2018	$3,817,395.26
June 2018	$3,426,265.72
July 2018	$3,060,565.37
August 2018	$2,719,934.90
September 2018	$2,403,712.88
October 2018	$2,111,182.81
November 2018	$1,841,674.80
December 2018	$1,594,788.13
January 2019	$1,370,154.63

Schedule B-1	(2015-A Sale and Servicing Agreement)

Payment Date	Yield Supplement Overcollateralization Amount
February 2019	$1,167,399.78
March 2019	$986,220.74
April 2019	$826,271.43
May 2019	$687,122.78
June 2019	$568,106.12
July 2019	$467,545.79
August 2019	$382,631.38
September 2019	$310,537.06
October 2019	$249,090.83
November 2019	$196,779.65
December 2019	$152,423.84
January 2020	$115,236.41
February 2020	$84,415.48
March 2020	$59,173.68
April 2020	$39,031.72
May 2020	$23,791.73
June 2020	$13,141.78
July 2020	$6,391.02
August 2020	$2,561.07
September 2020	$782.82
October 2020	$146.25
November 2020	$5.02
December 2020 (and thereafter)	$0.00

Schedule B-2	(2015-A Sale and Servicing Agreement)

APPENDIX A

REGULATION AB REPRESENTATIONS, WARRANTIES AND COVENANTS

PART I

DEFINED TERMS

Section 1.01. Unless otherwise defined herein, terms used in this Appendix A that are defined in the Agreement to which this Appendix A is attached shall have the same meanings herein as in the Agreement.

PART II

COMPLIANCE WITH REGULATION AB

Section 2.01. Intent of the Parties; Reasonableness.

Each of the Issuer, the Depositor, the Seller, the Servicer and the Indenture Trustee acknowledges and agrees that the purpose of Part II of this Appendix A is to facilitate compliance by the Issuer, the Depositor, the Seller, the Servicer and the Indenture Trustee with the provisions of Regulation AB and the related rules and regulations of the Commission.

Neither the Issuer nor the Seller shall exercise its right to request delivery of information, reports or other performance under these provisions for purposes other than compliance with Regulation AB. Each of the Issuer, the Seller and the Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise. For so long as the Issuer is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, each of the Issuer, the Depositor, the Seller, the Servicer and the Indenture Trustee hereby agrees to reasonably comply with all reasonable requests made by any of the other parties hereto (including any of its assignees or designees), as the case may be, in good faith for delivery of such information or reports, including, without limitation, any Servicer compliance statements and reports (solely with respect to the Servicer), and assessments of compliance and attestation, as may be required under the then-current interpretations of Regulation AB. The servicing criteria to be addressed in the Indenture Trustee’s assessment of compliance and attestation shall be set forth on Schedule I attached hereto and such assessments of compliance and attestations shall be provided by March 15th and shall only be required for years in which a 10-K is required to be filed.

Appendix A-1	(2015-A Sale and Servicing Agreement)

SCHEDULE I

Servicing Criteria To Be Addressed In Assessment Of Compliance

The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
Cash Collection and Administration
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
Investor Remittances and Reporting
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.*
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

*Solely with respect to remittances

Schedule I-1	(2015-A Sale and Servicing Agreement)